Exhibit 4.1

EXECUTION COPY

KEMET CORPORATION,

as Issuer,

and

THE GUARANTORS PARTY HERETO

10½% SENIOR NOTES DUE 2018

INDENTURE

Dated as of May 5, 2010

WILMINGTON TRUST COMPANY

as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.3, 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.5
	(b)	13.3
	(c)	13.3
313	(a)	7.6
	(b)(1)	7.6
	(b)(2)	7.6, 7.7
	(c)	7.6, 13.2
	(d)	7.6
314	(a)	4.3, 13.5
	(b)	10.2
	(c)(1)	13.4
	(c)(2)	13.4
	(c)(3)	N.A.
	(d)	10.3, 10.6
	(e)	13.5
	(f)	N.A.
315	(a)	7.1
	(b)	7.5
	(c)	7.1
	(d)	7.1
	(e)	6.11
316	(a)(last sentence)	2.9
	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	N.A.
	(b)	6.7
	(c)	2.13
317	(a)(1)	6.8
	(a)(2)	6.9
	(b)	2.3
318	(a)	N.A.
	(b)	N.A.
	(c)	13.1

N.A. means not applicable.

*              This Cross-Reference Table is not part of this Indenture.

i

SECTION 13.12	Counterpart Originals	98
SECTION 13.13	Table of Contents, Headings, Etc.	99
SECTION 13.14	Acts of Holders	99
SECTION 13.15	Intercreditor Agreement	100

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF NOTATIONAL GUARANTEE
Exhibit C	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A
Exhibit D	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

v

This Indenture, dated as of May 5, 2010, is by and among KEMET Corporation, a Delaware corporation (the “Issuer”), the Guarantors (as defined herein) and Wilmington Trust Company, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of (i) the Issuer’s 10½% Senior Notes due 2018 issued on the date hereof that contain the restrictive legend in Exhibit A (the “Initial Notes”), (ii) Exchange Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or pursuant to an effective registration statement under the Securities Act without the restrictive legends in Exhibit A (the “Exchange Notes”) and (iii) Additional Notes issued from time to time as either Initial Notes or Exchange Notes (together with the Initial Notes, the “Notes”).

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1                                             Definitions.

“Acquired Debt” means Debt (i) of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person.  Acquired Debt shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.

“Additional Notes” means Notes (other than the Initial Notes on the Issue Date) issued pursuant to Article II hereof and otherwise in compliance with the provisions of this Indenture.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.  For purposes of Section 4.11, (i) any Person directly or indirectly owning 10% or more of the outstanding Voting Interests of any other Person will be deemed to be an Affiliate of such other Person and (ii) any Person who is a Permitted Holder will be deemed to be an Affiliate of the Issuer.

“Agent” means any Registrar, Paying Agent (so long as the Trustee serves in such capacity), or co-registrar.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of: (1) the present value at such redemption date of (A) the Redemption Price of such Note on May 1, 2014 (such Redemption Price being set forth in the table appearing in Section 3.7(b)) plus (B) all required interest payments due on such Note during the period from such redemption date through May 1, 2014 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points over (2) the principal amount of such Note.

“Asset Acquisition” means:

(a)           an Investment by the Issuer or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Issuer or any Restricted Subsidiary; or

(b)           the acquisition by the Issuer or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.

“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Issuer or any of its Restricted Subsidiaries to any Person (other than to the Issuer or one or more of its Restricted Subsidiaries) in any single transaction or series of transactions of:

(i)            Capital Interests in another Person (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law); or

(ii)           any other property or assets (other than in the normal course of business, including any sale or other disposition of obsolete or permanently retired equipment);

provided, however, that the term “Asset Sale” shall exclude:

(a)           a transaction that constitutes a Change of Control Triggering Event or any asset disposition permitted by Section 5.1 that constitutes a disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole;

(b)           any transfer, conveyance, sale, lease or other disposition of property or assets, including Capital Interests, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions $5.0 million;

(c)           sales or other dispositions of cash or Eligible Cash Equivalents;

(d)           sales of interests in Unrestricted Subsidiaries;

(e)           the sale and leaseback of any assets within 90 days of the acquisition thereof;

(f)            the disposition of assets that, in the good faith judgment of the Board of Directors of the Issuer, are surplus or are no longer used or useful in the business of such entity;

(g)           a Restricted Payment or Permitted Investment that is otherwise permitted by this Indenture;

(h)           any trade-in of equipment in exchange for other equipment; provided that in the good faith judgment of the Issuer, the Issuer or such Restricted Subsidiary receives equipment having a Fair Market Value equal to or greater than the equipment being traded in;

(i)            the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(j)            leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Issuer or any of its Restricted Subsidiaries and otherwise in accordance with the provisions of this Indenture;

(k)           any disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary that is a Guarantor;

(l)            dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business and consistent with past practice;

(m)          licensing of intellectual property in accordance with industry practice in the ordinary course of business;

(n)           any transfer of accounts receivable, or a fractional undivided interest therein, by a Receivable Subsidiary in a Qualified Receivables Transaction; or

(o)           sales of accounts receivable to a Receivable Subsidiary pursuant to a Qualified Receivables Transaction for the Fair Market Value thereof, including cash in an amount at least equal to 75% of the Fair Market Value thereof (for the purposes of this clause (o), Purchase Money Notes will be deemed to be cash).

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Asset Sale Offer” means an Offer to Purchase required to be made by the Issuer pursuant to Section 4.10 to all Holders.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been or may be extended).

“Authorization Letter” means the Authorization Letter, dated May 5, 2010, among the Initial Purchasers and the Collateral Agent.

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means (i) with respect to the Issuer, its board of directors, (ii) with respect to a corporation, the board of directors of such corporation, (iii) with respect to a limited liability company, the board of managers of such limited liability company, (iv) with respect to a partnership, the board of directors of the general partner of such partnership and (v) with respect to any other entity, the functional equivalent of the foregoing in respect of such entity or, in each case, any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer or any Restricted Subsidiary to have been duly adopted by the Board of Directors, unless the context specifically requires that such resolution be adopted by a majority of the Disinterested Directors, in which case by a majority of such Disinterested Directors, and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.  For purposes of Section 4.12, a Capital Lease Obligation shall be deemed secured by a Lien on the property being leased.

“Certificated Notes” means Notes in certificated form that are in the form of Exhibit A attached hereto.

“Change of Control” means the occurrence of any of the following events:

(a)           the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Interests in the Issuer; or

(b)           the Issuer or any Restricted Subsidiary sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of the assets of the Issuer and its Restricted Subsidiaries (determined on a consolidated basis) to any Person, or the Issuer merges or consolidates with, a Person other than (x) a Restricted Subsidiary of the Issuer or (y) a Successor Entity in which a majority or more of the voting power of the Voting Interests is held by the Permitted Holders.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Collateral” means all of the Pledged Equity (as such term is defined in the Pledge Agreement), Trust Monies, if any, and all other property of whatever kind or nature subject or purported to be subject from time to time to the Lien of any Security Document.

“Collateral Account” means the collateral account established pursuant to this Indenture and the Security Documents.

“Collateral Agent” means Wilmington Trust Company or other financial institution or entity which, in the determination of the Issuer is acceptable and may include, without limitation, an entity affiliated with the initial purchasers, any lenders or an entity affiliated with the lenders under any Credit Facility or an affiliate thereof, in any case, not in its individual capacity but solely as Collateral Agent under the Security Documents.

“Commission” means the U.S. Securities and Exchange Commission and any successor thereto.

“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to any Person for any period:

(a)           the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(i)           Consolidated Net Income;

(ii)           Consolidated Non-cash Charges;

(iii)           Consolidated Interest Expense to the extent the same was deducted in computing Consolidated Net Income;

(iv)           Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses);

(v)          any expenses or charges related to any equity offering, Permitted Investment, recapitalization or Debt permitted to be Incurred by this Indenture (whether or not successful) or related to the offering of the Initial Notes;

(vi)           facility closure and severance costs and charges;

(vii)           restructuring expenses and charges;

(viii)            acquisition integration expenses and charges; and

(ix)            the Historical Costs and Expenses; and

(b)           less non-cash items increasing Consolidated Net Income for such period, other than (i) the accrual of revenue consistent with past practice, and (ii) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period.  For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges shall be calculated after giving effect, on a pro forma basis for the period of such calculation, to:

(a)           the Incurrence of any Debt (other than working capital borrowings under any revolving credit facility in the ordinary course of business) of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Debt (other than working capital borrowings under any revolving credit facility in the ordinary course of business) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(b)           any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) Incurring Acquired Debt and also including any Consolidated Cash Flow Available for Fixed Charges associated with any such Asset Acquisition or Asset Sale) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the Incurrence of, or assumption or liability for, any such Debt or Acquired Debt) occurred on the first day of the Four Quarter Period.

For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X, except that such pro forma calculations may also include operating expense reductions for such period resulting from any Asset Sale or other dispositions or Asset Acquisition, investment, merger, consolidation or discontinued operation (as determined in accordance with GAAP) for which pro forma effect is being given that (A) have been realized or (B) for which steps have been taken or are reasonably expected to be taken within six months of the date of such transaction and are supportable and quantifiable and, in each case, including, but not limited to, (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions, (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead, provided that, in either case, such adjustments are set forth in an Officers’ Certificate signed by the Issuer’s principal financial officer and one other Officer of the Issuer that states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith belief of the Officers executing such Officers’ Certificate at the time of such execution.

In calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

(i)          interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date;

(ii)          if interest on any Debt actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(iii)          notwithstanding clause (i) or (ii) above, interest on Debt determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

(a)           Consolidated Interest Expense; and

(b)           the product of (i) all dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Interests of such Person and its Restricted Subsidiaries, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(a)          the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(i)            any amortization of debt discount;

(ii)           the net cost under Hedging Obligations related to interest rates (including any amortization of discounts);

(iii)          the interest portion of any deferred payment obligation;

(iv)          all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar activities; and

(v)           all accrued interest;

(b)         the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP;

(c)          the interest expense on any Debt guaranteed by such Person and its Restricted Subsidiaries; and

(d)         all capitalized interest of such Person and its Restricted Subsidiaries for such period;

less interest income of such Person and its Restricted Subsidiaries for such period; provided, however, that Consolidated Interest Expense will exclude the amortization or write off of debt issuance costs and deferred financing fees, commissions, fees and expenses.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication,

(i)          all extraordinary gains or losses (net of fees and expense relating to the transaction giving rise thereto), income, expenses or charges;

(ii)          the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interest in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries;

(iii)          gains or losses in respect of any Asset Sales by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(iv)          the net income (loss) from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations, on an after-tax basis;

(v)         solely for purposes of determining the amount available for Restricted Payments under clause (c) of the first paragraph of Section 4.7, the net income of any Restricted Subsidiary (other than a Guarantor) of such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders;

(vi)          any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(vii)          any fees and expenses paid in connection with the issuance of the Notes;

(viii)          non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary;

(ix)          any net after-tax gains or losses attributable to the early extinguishment of Debt;

(x)          any non-cash impairment charges or asset write-off or write-down recorded in accordance with GAAP;

(xi)          any non-cash losses and expenses resulting from changes in the exercise price of the warrant issued to K Financing, LLC in June 2009, and subsequently transferred to K Equity, LLC, an affiliate of K Financing, LLC, to purchase shares of the Issuer’s common stock;

(xii)           non-cash gains, losses, income and expenses resulting from fair value accounting required by GAAP; and

(xiii)           any foreign currency translation gains or losses.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss and excluding any charges constituting an extraordinary item or loss or any charge which requires an accrual of or a reserve for cash charges for any future period).

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.2 hereof or such other address as to which the Trustee may give notice to the Issuer.

“Credit Facility” means, collectively, one or more debt facilities or other financing arrangements with banks or other lenders providing for revolving credit loans, term loans, letters of credit or overdraft or factoring facilities, in each case, as amended, refinanced or otherwise restructured, in whole or in part from time to time, including by or pursuant to any agreement or instrument that increases the amount of available borrowings thereunder or adds Subsidiaries of the Issuer as additional borrowers or guarantors thereunder, in each case with respect to such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

“Debt” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, and whether or not contingent, the following: (i) all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding any trade payables or other current liabilities incurred in the normal course of business; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person with respect to letters of credit (other than letters of credit that are secured by cash or Eligible Cash Equivalents), bankers’ acceptances or similar facilities issued for the account of such Person; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or assets); (v) all Capital Lease Obligations of such Person; (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person (or, if such Person is not the Issuer or a Guarantor, the maximum fixed redemption or repurchase price of any Preferred Interests in such Person) at the time of determination; (vii) any Hedging Obligations of such Person at the time of determination; (viii) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party; and (ix) all obligations of the types referred to in clauses (i) through (viii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt, dividends or other distributions.  For purposes of the foregoing:  (a) the maximum fixed redemption or repurchase price of any Redeemable Capital Interests or Preferred Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests or such Preferred Interests as if such Redeemable Capital Interests or such Preferred Interests were redeemed or repurchased on any date on which Debt shall be required to be determined pursuant to this Indenture; provided, however, that, if such Redeemable Capital Interests or such Preferred Interests are not then permitted to be redeemed or repurchased, the redemption or repurchase price shall be the book value of such Redeemable Capital Interests or such Preferred Interests; (b) the amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (ix)(A) above shall be the maximum liability under any such Guarantee; (d) the amount of any Debt described in clause (ix)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (e) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt.

Notwithstanding the foregoing, in connection with the purchase by the Issuer or any Restricted Subsidiary of any business, the term “Debt” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that, such amount would not be required to be reflected on the face of a balance sheet prepared in accordance with GAAP.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to Section 2.6 hereof, and, thereafter, “Depositary” shall mean or include such successor.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the principal financial officer and another officer of the Issuer, less the amount of cash or Eligible Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disinterested Director” means, with respect to any proposed transaction between (i) the Issuer or a Restricted Subsidiary, as applicable, and (ii) an Affiliate thereof (other than the Issuer or a Restricted Subsidiary), a member of the Board of Directors of the Issuer or such Restricted Subsidiary, as applicable, who would not be a party to, or have a financial interest in, such transaction and is not an officer, director or employee of, and does not have a financial interest in, such Affiliate.  For purposes of this definition, no person would be deemed not to be a Disinterested Director solely because such person holds Capital Interests in the Issuer or is an employee of the Issuer.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is formed or otherwise incorporated in the United States or a State thereof or the District of Columbia or that Guarantees or otherwise provides direct credit support for any Debt of the Issuer.

“DTC” means The Depository Trust Company.

“Eligible Bank” means a bank or trust company that (i) is organized and existing under the laws of the United States of America, or any state, territory or possession thereof, or any country that is a member of the Organization for Economic Cooperation and Development, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $250.0 million and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by Standard & Poor’s (or an equivalent rating from a comparable foreign rating agency).

“Eligible Cash Equivalents” means any of the following Investments:  (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, or any country that is a member of the Organization for Economic Cooperation and Development, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least “A” from Standard & Poor’s or “A-2” from Moody’s (or an equivalent rating by any other nationally recognized rating agency or a comparable foreign rating agency); (v) commercial paper of any Person other than an Affiliate of the Issuer and other than structured investment vehicles, provided that such Investments have a rating of at least “P-2” by Moody’s or at least “A-2” by Standard & Poor’s and mature within 180 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi); and (viii) instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above denominated in Euros or any other foreign currency comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by the Issuer.

“ERISA” means the Employee Retirement Income Security Act of 1974 and all rules and regulations from time to time promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” has the meaning set forth in the preamble hereto.

“Exchange Offer” means an offer that may be made by the Issuer pursuant to the Registration Rights Agreement to exchange Notes bearing the Restricted Notes Legend for the Exchange Notes.

“Exchange Offer Registration Statement” has the meaning given to such term in the Registration Rights Agreement.

“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Fair Market Value” means, with respect to any asset or the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Board of Directors of the Issuer.  In the case of a transaction between the Issuer or a Restricted Subsidiary, on the one hand, and a Receivable Subsidiary, on the other hand, if the Board of Directors of the Issuer determines in its sole discretion that such determination is appropriate, a determination as to Fair Market Value may be made at the commencement of the transaction and be applicable to all dealings between the Receivable Subsidiary and the Issuer or such Restricted Subsidiary during the course of such transaction.

“Foreign Law Security Documents” means the Singapore law-governed Share Charge between the Collateral Agent and Kemet Electronics Corporation, the Mexican law-governed Stock Pledge Agreement among Kemet Electronics Corporation, the Collateral Agent and Kemet de México, S.A. de C.V. and the Italian Pledge Agreement, each being executed in connection with the issuance of the Notes pursuant to this Indenture.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary other than a Domestic Restricted Subsidiary.

“Four Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

“Global Note Legend” means the legend identified as such in Exhibit A hereto.

“Global Notes” means the Notes in global form that are in the form of Exhibit A hereto.

“Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-payment or non-performance) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means any Person that executes this Indenture as a Guarantor or executes a Note Guarantee or supplemental indenture in accordance with the provisions of this Indenture and their respective successors and assigns.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement.

“Historical Costs and Expenses” means public company costs, merger and proxy related expenses, workers’ compensation reserve adjustments, legal settlements and historical costs associated with closed facilities to the extent incurred prior to the Issue Date and, in each case, on a basis consistent with the calculation of Adjusted EBITDA as set forth in the Offering Memorandum.

“Holder” means a Person in whose name a Note is registered in the Note Register.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of such date, are less than $100,000 and whose total revenues for the most recent 12-month period do not exceed $100,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, Guarantees or otherwise provides direct credit support for any Debt of the Issuer.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.  Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Issuer shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Issuer.  “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing.  A Guarantee by the Issuer or a Restricted Subsidiary of Debt Incurred by the Issuer or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt.  In addition, the following shall not be deemed a separate Incurrence of Debt:

(1)           amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;

(2)           the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;

(3)           the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and

(4)           unrealized losses or charges in respect of Hedging Obligations.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Notes” has the meaning set forth in the preamble hereto.

“Initial Purchasers” means Banc of America Securities LLC, KeyBanc Capital Markets Inc., UBS Securities LLC and such other initial purchasers, if any, party to the Purchase Agreement entered into in connection with the offer and sale of the Initial Notes on the Issue Date.

“Intercreditor Agreement” means an intercreditor agreement among the Collateral Agent, the collateral agent (or entity performing a similar function) under a Credit Facility and any other parties thereto that provides for the allocation of rights among the Collateral Agent and such collateral agent (or other entity) under such Credit Facility with respect to their respective interests in the Collateral and the enforcement provisions relating thereto, in form and substance satisfactory to the Collateral Agent.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following:  (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; (ii) the purchase, acquisition or Guarantee of the obligations of another Person or the issuance of a “keep-well” with respect thereto; and (iii) the purchase or acquisition of the business or assets of another Person, but shall exclude:  (a) accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business; and (d) commission, travel and similar advances to officers and employees in the ordinary course of business.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by Standard & Poor’s, or, in either case, an equivalent rating by any other Rating Agency.

“Issue Date” means May 5, 2010, the date on which the initial $230.0 million in aggregate principal amount of the Notes is originally issued under this Indenture.

“Issuer” has the meaning set forth in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.

“Italian Pledge Agreement” means the Pledge Agreement Over Shares to be entered into among Kemet Electronics Corporation and the Collateral Agent.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York, the city in which the principal Corporate Trust Office of the Trustee is located or at a place of payment are authorized or required by law, regulation or executive order to remain closed.  If a payment date in a place of payment is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of:  (i) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) except in the case of Liens ranking junior to the Note Liens, all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Issuer or a Restricted Subsidiary thereof) in connection with such Asset Sale; and (iii) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; provided, however, that:  (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash

Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration (including Designated Non-cash Consideration) received in connection with any transaction, which is subsequently converted to cash or Eligible Cash Equivalents, shall become Net Cash Proceeds only at such time as it is so converted.

“Non-Recourse Receivable Subsidiary Indebtedness” has the meaning set forth in the definition of “Receivable Subsidiary.”

“Note Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Note Guarantee” means any guarantee of the Notes by any Guarantor pursuant to this Indenture.

“Note Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Note Obligations.

“Note Obligations” means the Debt Incurred and Obligations under the Senior Note Documents.

“Notes” has the meaning set forth in the preamble to this Indenture.

“Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer to Purchase” means a written offer (the “Offer”) sent by the Issuer by electronic transmission or by first class mail (or such other means reasonably likely to be delivered faster than first class mail), postage prepaid, to each Holder at his address appearing in the Note Register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to this Indenture).  Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five Business Days after the Expiration Date.  The Issuer shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Issuer’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.  The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.  The Offer shall also state:

(1)           the Section of this Indenture pursuant to which the Offer to Purchase is being made;

(2)           the Expiration Date and the Purchase Date;

(3)           the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”);

(4)           the purchase price to be paid by the Issuer for each $1,000 principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);

(5)           that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum amount of $1,000 principal amount;

(6)           the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;

(7)           that, unless the Issuer defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Issuer pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

(8)           that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;

(9)           that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Offer prior to the close of business on the Expiration Date (such Note being, if the Issuer or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10)         that Holders will be entitled to withdraw all or any portion of Notes tendered if the Issuer (or its paying agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11)         that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall remain outstanding following such purchase); and

(12)         if applicable, that, in the case of any Holder whose Note is purchased only in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

“Offering Memorandum” means the offering memorandum related to the issuance of the Initial Notes on the Issue Date, dated April 21, 2010.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer or a Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer or such Guarantor, as applicable.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Issuer or any Subsidiary of the Issuer.

“Participant” means, with respect to DTC, a Person who has an account with DTC.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of, premium, if any, or interest on, or redemption, purchase, retirement, legal defeasance, covenant defeasance or similar payment with respect to, any Notes on behalf of the Issuer.

“Permitted Business” means any business similar in nature to any business conducted by the Issuer and the Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted by the Issuer and the Restricted Subsidiaries on the Issue Date, in each case, as determined in good faith by the Board of Directors of the Issuer.

“Permitted Collateral Liens” means the Liens permitted by clauses (b) (which Liens shall be (i) equal and ratable with, or junior to, the Note Liens and (ii) subject to an Intercreditor Agreement), (c), (d), (e), (f), (p) or (t) of the definition of “Permitted Liens.”

“Permitted Debt” means:

(i)          Debt Incurred pursuant to one or more Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed (x) the greatest of (1) $75.0 million, (2) the sum of (A) 85% of the net book value of accounts receivable, plus (B) 60% of the net book value of the inventory, in each case of the Issuer and the Restricted Subsidiaries, calculated on a consolidated basis in accordance with GAAP and (3) an amount equal to (A) the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of the Issuer for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date on which such Debt is Incurred, multiplied by (B) 1.5, minus (y)(1) any amounts Incurred and outstanding pursuant to a Qualified Receivables Transaction permitted under clause (xiv) below and (2) with respect to clause (x)(1) above only, any amount used to permanently repay such Obligations (and, if the Obligations repaid are revolving credit Debt, permanently reduce commitments with respect thereto) pursuant to Section 4.10;

(ii)          Debt outstanding under the Notes (excluding any Additional Notes) on the Issue Date (and any Exchange Notes pursuant to the Registration Rights Agreement) and contribution, indemnification and reimbursement obligations owed by the Issuer or any Guarantor to any of the other of them in respect of amounts paid or payable on such Notes;

(iii)          Guarantees of the Notes (and of any Exchange Notes pursuant to the Registration Rights Agreement);

(iv)          Debt of the Issuer or any Restricted Subsidiary outstanding at the time of the Issue Date (other than clauses (i), (ii) or (iii) above), including the Issuer’s existing 2.25% Convertible Senior Notes due 2026 (other than any such notes purchased in the tender offer therefor being conducted concurrently with the offering of the Notes);

(v)         Debt owed to and held by the Issuer or a Restricted Subsidiary, provided that (A) if such Debt is owed by the Issuer or a Guarantor to a Restricted Subsidiary that is not a Guarantor, such Debt must be expressly subordinated in right of payment to, in the case of the Issuer, the Notes or, in the case of a Guarantor, such Guarantor’s Note Guarantee and (B) if for any reason such Debt ceases to be held by the Issuer or a Restricted Subsidiary, as applicable, such Debt shall cease to be Permitted Debt and the Issuer or such Restricted Subsidiary shall be deemed to have Incurred Debt not permitted by this clause (v);

(vi)          Guarantees Incurred by the Issuer of Debt of a Restricted Subsidiary otherwise permitted to be incurred under this Indenture;

(vii)          Guarantees by any Restricted Subsidiary of Debt of the Issuer or any Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under any Credit Facility, provided that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with Section 4.9 hereof and (b) such Guarantees are subordinated to the Notes to the same extent as the Debt being guaranteed;

(viii)          Debt Incurred in respect of workers’ compensation claims, self-insurance obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or incurred (including Guarantees thereof) by the Issuer or a Restricted Subsidiary in the ordinary course of business;

(ix)          Debt under Hedging Obligations entered into for bona fide hedging purposes to protect the Issuer and its Restricted Subsidiaries from fluctuations in interest rates, commodity prices and currency exchange rates and not for the purpose of speculation;

(x)          Debt of the Issuer or any Restricted Subsidiary pursuant to Capital Lease Obligations and Purchase Money Debt under this clause (x), provided that the aggregate principal amount of such Debt outstanding at any time may not exceed $15.0 million in the aggregate;

(xi)          Debt arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Interests of a Restricted Subsidiary otherwise permitted under this Indenture;

(xii)           the issuance by any of the Issuer’s Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of Preferred Interests; provided, however, that:

(a)           any subsequent issuance or transfer of Capital Interests that results in any such Preferred Interests being held by a Person other than the Issuer or a Restricted Subsidiary; and

(b)           any sale or other transfer of any such Preferred Interests to a Person that is not either the Issuer or a Restricted Subsidiary;

shall be deemed, in each case, to constitute an issuance of such Preferred Interests by such Restricted Subsidiary that was not permitted by this clause (xii);

(xiii)           Debt of the Issuer or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $25.0 million at any time outstanding, which Debt may be Incurred under a Credit Facility;

(xiv)           Purchase Money Notes Incurred by any Receivable Subsidiary that is a Restricted Subsidiary in a Qualified Receivables Transaction and Non-Recourse Receivable Subsidiary Indebtedness;

(xv)          Refinancing Debt in respect of Debt permitted by clauses (ii), (iii) or (iv) above, or this clause (xv) or the first paragraph of Section 4.9;

(xvi)           Debt of the Issuer or any of its Restricted Subsidiaries arising from customary cash management services or the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business and consistent with past practices; provided, however, that such Debt is extinguished within five Business Days of Incurrence;

(xvii)           customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(xx)           Debt of the Issuer or any of its Restricted Subsidiaries consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business; and

(xxi)           Debt of Foreign Restricted Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed the greater of (A) $15.0 million and (B) 5.0% of the total consolidated assets of the Foreign Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP.

Notwithstanding anything herein to the contrary, Debt permitted under clause (i) of this definition of “Permitted Debt” shall not constitute “Refinancing Debt” under clause (xv) of this definition of “Permitted Debt.”

“Permitted Holders” means Platinum Equity Capital Partners, L.P., a Delaware limited partnership, and Platinum Equity Capital Partners II, L.P., a Delaware limited partnership, or any of their Affiliates.

“Permitted Investments” means:

(a)           Investments in existence on the Issue Date;

(b)           Investments required pursuant to any agreement or obligation of the Issuer or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;

(c)           Investments in cash and Eligible Cash Equivalents;

(d)           Investments in property and other assets owned or used by the Issuer or any Restricted Subsidiary in the normal course of business;

(e)           Investments by the Issuer or any of its Restricted Subsidiaries in the Issuer or any Restricted Subsidiary that is a Guarantor;

(f)            Investments by the Issuer or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Issuer or a Restricted Subsidiary;

(g)           Hedging Obligations entered into for bona fide hedging purposes to protect the Issuer and its Restricted Subsidiaries from fluctuations in interest rates, commodity prices and currency exchange rates and not for the purpose of speculation;

(h)           Investments received in settlement of obligations owed to the Issuer or any Restricted Subsidiary and as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Issuer or any Restricted Subsidiary;

(i)            Investments by the Issuer or any Restricted Subsidiary (other than in an Affiliate) not otherwise permitted under this definition, in an aggregate amount not to exceed $25.0 million at any one time outstanding (with the Fair Market Value of each such Investment being measured at the time made and without giving effect to subsequent changes in value);

(j)            loans and advances (including for travel and relocation) to employees in an amount not to exceed $2.5 million in the aggregate at any one time outstanding;

(k)           Investments the payment for which consists solely of Qualified Capital Interests in the Issuer or the net cash proceeds from the issuance and sale of Qualified Capital Interests;

(l)            any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.10 or any other disposition of property not constituting an Asset Sale;

(m)          payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice;

(n)           guarantees by the Issuer or any Restricted Subsidiary of Debt of the Issuer or a Restricted Subsidiary (other than a Receivable Subsidiary) of Debt otherwise permitted by Section 4.9; and

(o)           any Investment by the Issuer or any Restricted Subsidiary in a Receivables Subsidiary or any Investment by a Receivable Subsidiary in any other Person in connection with a Qualified Receivables Transaction, so long as any Investment in a Receivable Subsidiary is in the form of a Purchase Money Note or an Investment in Capital Interests; and

(p)           any Investment by the Issuer or any Restricted Subsidiary in a Permitted Joint Venture; provided that the aggregate amount of all such Investments made pursuant to this clause (p) shall not exceed $12.5 million at any one time outstanding (with the Fair Market Value of each such Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Joint Venture” means any agreement or other arrangement between the Issuer or a Restricted Subsidiary and any other Person engaged in a Permitted Business, consistent with the agreements and arrangements of the Issuer and its Restricted Subsidiaries in effect on the Issue Date, that permits one party to share risks or costs, comply with regulatory requirements or satisfy other business objectives customarily achieved through the conduct of such Permitted Business jointly with third parties.

“Permitted Liens” means:

(a)           Liens existing on the Issue Date;

(b)           Liens that secure Obligations Incurred pursuant to clause (i) of the definition of “Permitted Debt” (and any related Hedging Obligations permitted under the agreement related thereto);

(c)           any Lien for taxes or assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained to the extent required by GAAP, and such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien);

(d)           any warehousemen’s, materialmen’s, landlord’s or other similar Liens arising by law for sums not then due and payable (or which, if due and payable, are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained to the extent required by GAAP, and such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien);

(e)           survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Debt and which do not individually or in the aggregate materially adversely affect the value of the Issuer or materially impair the operation of the business of such Person;

(f)            pledges or deposits (i) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body, or (ii) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales or servicing contracts and other similar obligations Incurred in the normal course of business consistent with industry practice; or (iii) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA) or (iv) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

(g)           Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or a Restricted Subsidiary, or becomes a Restricted Subsidiary (and not created or Incurred in anticipation of such transaction), provided that such Liens are not extended to the property and assets of the Issuer and its Restricted Subsidiaries other than the property or assets acquired;

(h)           Liens securing Debt of a Restricted Subsidiary that is a Guarantor owed to and held by the Issuer or a Restricted Subsidiary that is a Guarantor;

(i)            other Liens (not securing Debt) incidental to the conduct of the business of the Issuer or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets which do not individually or in the aggregate materially adversely affect the value of such assets or materially impair the operation of the business of the Issuer or its Restricted Subsidiaries;

(j)            Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (a) and (g); provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not increased;

(k)           Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;

(l)            Liens to secure Capital Lease Obligations and Purchase Money Debt permitted to be incurred pursuant to clause (x) of the definition of “Permitted Debt;” provided that such Liens do not extend to any Collateral;

(m)          Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(n)           Liens on property or shares of Capital Interests of another Person at the time such other Person becomes a Restricted Subsidiary of such Person; provided, however, that (i) the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto) and (ii) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary;

(o)           Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (B) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Issuer and/or any of its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and (ii) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (Y) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (Z) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(p)           Liens securing judgments for the payment of money not constituting an Event of Default under clause (7) of Section 6.1 so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(q)           Deposits made in the ordinary course of business to secure liability to insurance carriers;

(r)            leases, subleases, licenses or sublicenses granted to others in the ordinary course of business so long as such leases, subleases, licenses or sublicenses are subordinate in all respects to the Liens granted and evidenced by the Security Documents and which do not materially interfere with the ordinary conduct of the business of the Issuer or any Restricted Subsidiaries and do not secure any Debt;

(s)           Liens arising from UCC financing statement filings regarding operating leases entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(t)            Liens on the Collateral granted under the Security Documents in favor of the Collateral Agent to secure the Notes and the Note Guarantees; and

(u)           Liens not otherwise permitted under this Indenture in an aggregate amount not to exceed $10.0 million, provided that no portion of the Liens permitted pursuant to this clause (u) may be used to encumber Collateral.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge Agreement” means the pledge agreement being executed in connection with the issuance of the Notes pursuant to this Indenture between the Collateral Agent, the Issuer and the applicable Guarantors, among other things, granting a first-priority Lien on the Collateral, subject to Permitted Collateral Liens, in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“Preferred Interests” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

“Purchase Agreement” means the purchase agreement dated April 21, 2010 by and among the Issuer, the Guarantors party thereto and the Initial Purchasers.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Money Debt” means, with respect to any Person, Debt

(i)                                    Incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; and

(ii)                                 that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed,

in each case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.

“Purchase Money Note” means a promissory note of a Receivable Subsidiary to the Issuer or any Restricted Subsidiary, which note must be repaid from cash available to the Receivable Subsidiary, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.  The repayment of a Purchase Money Note may be subordinated to the repayment of other liabilities of the Receivable Subsidiary on terms determined in good faith by the Issuer to be substantially consistent with market practice in connection with Qualified Receivables Transactions.

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”

“Qualified Capital Interests” in any Person means Capital Interests in such Person other than Redeemable Capital Interests.

“Qualified Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act yielding gross proceeds to either of the Issuer, or any direct or indirect parent company of the Issuer, of at least $25.0 million, (ii) a private equity offering of Qualified Capital Interests of the Issuer other than (x) any such public or private sale to an entity that is an Affiliate of the Issuer and (y) any public offerings registered on Form S-8 or (iii) the sale of shares of the Issuer’s common stock pursuant to an exercise of the warrant issued to K Financing, LLC in June 2009, and subsequently transferred to K Equity, LLC, an affiliate of K Financing, LLC, to purchase shares of the Issuer’s common stock.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Issuer or any of its Restricted Subsidiaries pursuant to which the Issuer or such Restricted Subsidiary transfers to (a) a Receivable Subsidiary (in the case of a transfer by the Issuer or any of its Restricted Subsidiaries) or (b) any other Person (in the case of a transfer by a Receivable Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms as determined in good faith by the Board of Directors of the Issuer at the time the Issuer or such Restricted Subsidiary enters into such transaction.

“Rating Agencies” means (1) each of Moody’s and Standard & Poor’s and (2) if Moody’s or Standard & Poor’s ceases to rate the Notes or fails to make a rating of the Notes publicly available, at the Issuer’s sole option, a “nationally recognized statistical rating organization” as defined in Section 3 of the Exchange Act, selected by the Issuer (as certified by a resolution of the Board of Directors of the Issuer) as a replacement agency for Moody’s or Standard & Poor’s, or any of them, as the case may be.

“Ratings Event” means that the rating on the Notes is lowered by one or both of the Rating Agencies on any day during the period (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or the Issuer’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

“Receivable Subsidiary” means a Subsidiary of the Issuer:

(1)                                  that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable of the Issuer and/or its Restricted Subsidiaries;

(2)                                  that is designated by the Board of Directors of the Issuer as a Receivable Subsidiary pursuant to a Board Resolution set forth in an Officers’ Certificate and delivered to the Trustee;

(3)                                  that is either (a) a Restricted Subsidiary or (b) an Unrestricted Subsidiary designated in accordance with Section 4.21;

(4)                                  no portion of the Debt or any other obligation (contingent or otherwise) of which (a) is at any time Guaranteed by the Issuer or any Restricted Subsidiary (excluding Guarantees of obligations (other than any Guarantee of Debt) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates the Issuer or any Restricted Subsidiary in any way, other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of the Issuer or any other Restricted Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Indebtedness, “Non-Recourse Receivable Subsidiary Indebtedness”);

(5)                                  with which neither the Issuer nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than (a) contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer in connection with a Qualified Receivables Transaction as determined in good faith by the Board of Directors of the Issuer, (b) fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction as determined in good faith by the Board of Directors of the Issuer and (c) any Purchase Money Note issued by such Receivable Subsidiary to the Issuer or a Restricted Subsidiary; and

(6)                                  with respect to which neither the Issuer nor any other Restricted Subsidiary has any obligation (a) to subscribe for additional shares of Capital Interests therein or make any additional capital contribution or similar payment or transfer thereto except in connection with a Qualified Receivables Transaction or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the Holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the Holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the Holder thereof before such date will be deemed to be Redeemable Capital Interests.  Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Issuer to repurchase such equity security upon the occurrence of a change of control or an asset sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that the Issuer may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with Section 4.7.  The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinancing Debt” means Debt that refunds, refinances, renews, replaces or extends any Debt permitted to be Incurred by the Issuer or any Restricted Subsidiary pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that

(i)                                    the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being refunded, refinanced or extended, if such Debt was subordinated to the Notes,

(ii)                                 the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes,

(iii)                              the Refinancing Debt has a weighted average life to maturity at the time such Refinancing Debt is Incurred that is equal to or greater than the weighted average life to maturity of the Debt being refunded, refinanced, renewed, replaced or extended,

(iv)                             such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being refunded, refinanced, renewed, replaced or extended and (c) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Debt, and

(v)                                such Refinancing Debt is Incurred by the same Person (or its successor) that initially Incurred the Debt being refunded, refinanced, renewed, replaced or extended, except that the Issuer may Incur Refinancing Debt to refund, refinance, renew, replace or extend Debt of any Restricted Subsidiary of the Issuer.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers and any similar agreement entered into in connection with any Additional Notes.

“Regulation S-X” means Regulation S-X promulgated by the Commission.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and in any case who shall have direct responsibility for the administration of this Indenture.

“Restricted Notes Legend” means the legend identified as such in Exhibit A hereto.

“Restricted Payment” is defined to mean any of the following:

(a)                                  any dividend or other distribution declared and paid on the Capital Interests in the Issuer or on the Capital Interests in any Restricted Subsidiary of the Issuer that are held by, or declared and paid to, any Person other than the Issuer or a Restricted Subsidiary, but excluding:

(i)                                      dividends, distributions or payments made solely in Qualified Capital Interests in the Issuer; and

(ii)                                   in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or a Restricted Subsidiary of the Issuer or to other holders of Capital Interests of a Restricted Subsidiary on a pro rata basis;

(b)                                 any payment made by the Issuer or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Interests in the Issuer or any of its Restricted Subsidiaries (including any issuance of Debt in exchange for such Capital Interests or the conversion or exchange of such Capital Interests into or for Debt) other than any such Capital Interests owned by the Issuer or any Restricted Subsidiary;

(c)                                  any payment made by the Issuer or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Issuer) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Issuer or any Guarantor that is subordinate (pursuant to its terms) in right of payment to the Notes or Note Guarantees (excluding any Debt owed to the Issuer or any Restricted Subsidiary); except payments of principal and interest in anticipation of satisfying a sinking fund obligation or final maturity, in each case, within one year of the due date thereof;

(d)                                 any Investment by the Issuer or a Restricted Subsidiary in any Person, other than a Permitted Investment; and

(e)                                  any designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with this Indenture.  Unless otherwise specified “Restricted Subsidiary” refers to a Restricted Subsidiary of the Issuer.

“Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by the Issuer or a Restricted Subsidiary and is thereafter leased back as a capital lease by the Issuer or a Restricted Subsidiary.

“Secured Party” means the Collateral Agent, for its benefit and the benefit of the Trustee and the Noteholders.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the Pledge Agreement, any Intercreditor Agreement, the Foreign Law Security Documents, the Authorization Letter and all of the security agreements, pledges, collateral assignments, mortgages, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any Security Interests in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.

“Security Interests” means the Liens on the Collateral created by the Security Documents in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders.

“Senior Note Documents” means this Indenture, the Notes, the Note Guarantees and the Security Documents.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X, but shall not include any Unrestricted Subsidiary.

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw Hill Companies, Inc., and any successor to its rating agency business.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Restricted Subsidiary which are reasonably customary in an accounts receivable securitization transaction as determined in good faith by the Board of Directors of the Issuer, including Guarantees by the Issuer or any Restricted Subsidiary of any of the foregoing obligations of the Issuer or a Restricted Subsidiary.

“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.  Unless otherwise specified “Subsidiary” refers to a Subsidiary of the Issuer.

“Subsidiary Guarantor” means each Subsidiary of the Issuer that is a Guarantor.

“Successor Entity” means a corporation or other entity that succeeds to and continues the business of the Issuer.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Total Assets” means, at any time, the total consolidated assets of the Issuer and its Restricted Subsidiaries at such time, determined in accordance with GAAP.

“Transaction Date” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Transfer Restricted Notes” means Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to May 1, 2014; provided, however, that if the period from such redemption date to May 1, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to May 1, 2014 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Monies” means all cash and Eligible Cash Equivalents received by the Trustee:

(1)                                  upon the release of Collateral from the Lien of this Indenture or the Security Documents;

(2)                                  pursuant to the Security Documents;

(3)                                  as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Security Documents or otherwise; or

(4)                                  for application as provided in the relevant provisions of this Indenture or any Security Document or which disposition is not otherwise specifically provided for in this Indenture or in any Security Document;

provided, however, that Trust Monies shall in no event include any property deposited with the Trustee for any redemption, legal defeasance or covenant defeasance of Notes, for the satisfaction and discharge of this Indenture or to pay the purchase price of Notes pursuant to an Offer to Purchase in accordance with the terms of this Indenture and shall not include any cash received or applicable by the Trustee in payment of its fees and expenses.

“Trustee” has the meaning set forth in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Unrestricted Subsidiary” means:

(1)                                  any Subsidiary designated as such by the Board of Directors of the Issuer as set forth below where (a) neither the Issuer nor any of its Restricted Subsidiaries (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt, but excluding in the case of a Receivable Subsidiary any Standard Securitization Undertakings) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary (except in the case of a Receivable Subsidiary any Standard Securitization Undertakings), and (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Issuer and its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity (except in the case of a Receivable Subsidiary any Standard Securitization Undertakings); and

(2)                                  any Subsidiary of an Unrestricted Subsidiary.

“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

SECTION 1.2                                             Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Agent Members”	2.6
“Change of Control Payment”	4.14
“covenant defeasance”	8.3
“Covenant Suspension”	4.24
“Custodian”	6.1
“Discharge”	8.2
“Event of Default”	6.1
“Excess Proceeds”	4.10
“Independent Financial Advisor”	4.11
“Issuer Notice”	10.6
“legal defeasance”	8.2
“Note Register”	2.3

“Offer Amount”	3.9
“QIB”	2.1
“QIB Global Note”	2.1
“redemption date”	3.1
“Registrar”	2.3
“Regulation S”	2.1
“Regulation S Global Note”	2.1
“Released Collateral”	10.6
“Reversion Date”	4.24
“Rule 144A”	2.1
“Surviving Entity”	5.1
“Suspended Covenants”	4.24
“Suspension Period”	4.24
“Valuation Date”	10.6

SECTION 1.3                                             Incorporation by Reference of TIA.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

The following TIA term used in this Indenture has the following meaning:

“obligor” on the Notes means the Issuer, the Guarantors and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.

SECTION 1.4                                             Rules of Construction.

Unless the context otherwise requires:

(1)                                  a term has the meaning assigned to it herein;

(2)                                  an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(3)                                  “or” is not exclusive;

(4)                                  words in the singular include the plural, and in the plural include the singular;

(5)                                  unless otherwise specified, any reference to a Section or an Article refers to such Section or Article of this Indenture;

(6)                                  provisions apply to successive events and transactions;

(7)                                  references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and

(8)                                  for the avoidance of doubt, any references to “interest” shall include any Additional Interest that may be payable.

ARTICLE II

THE NOTES

SECTION 2.1                                             Form and Dating.

(a)                                  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes initially shall be issued only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be issued initially in the form of one or more Global Notes substantially in the form attached as Exhibit A hereto and shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as Note Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.6 hereof.

Except as set forth in Section 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

(b)                                 The Initial Notes are being issued by the Issuer only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) and (ii) in reliance on Regulation S under the Securities Act (“Regulation S”).  After such initial offers, Initial Notes that are Transfer Restricted Notes may be transferred to QIBs, in reliance on Rule 144A, outside the United States pursuant to Regulation S or to the Issuer, in accordance with Section 2.16.  Initial Notes that are offered in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A (the “QIB Global Note”) deposited with the Trustee, as Note Custodian, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.  Initial Notes that are offered in offshore transactions in reliance on Regulation S shall be issued in the form of one or more Global Notes substantially in the form set forth in Exhibit A (the “Regulation S Global Note”) deposited with the Trustee, as Note Custodian, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.  The QIB Global Note and the Regulation S Global Note shall each be issued with separate CUSIP numbers.  The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Note Custodian.  Transfers of Notes between QIBs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.16.

(c)                                  Section 2.1(b) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, in accordance with Section 2.1(b) and this Section 2.1(c), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as Note Custodian.

Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Note Custodian or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any Agent or other agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

The Trustee shall have no responsibility or obligation to any Holder, any member of (or a Participant in) DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any Participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes.  The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, Participants and any beneficial owners in the Notes.

(d)                                 Notes issued in certificated form, including Global Notes, shall be substantially in the form of Exhibit A attached hereto.

SECTION 2.2                                             Execution and Authentication.

An Officer shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon a written order of the Issuer signed by one Officer directing the Trustee to authenticate and deliver the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with, authenticate up to $230.0 million aggregate principal amount of the Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.17 hereof.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or the Issuer or an Affiliate of the Issuer.

SECTION 2.3                                             Registrar; Paying Agent.

The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where Notes may be presented for payment to a Paying Agent.  The Registrar shall keep a register of the Notes (the “Note Register”) and of their transfer and exchange.  The Issuer may appoint one or more co-registrars and one or more additional paying agents; provided, however, that at all times there shall be only one Note Register.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  The Issuer or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

The Issuer shall notify the Trustee and the Holders of the name and address of any Agent not a party to this Indenture.  The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of Section 317(b) of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Issuer shall notify the Trustee of the name and address of any such Agent.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and initially appoints the Corporate Trust Office of the Trustee as the office or agency of the Issuer for such purposes and as the office or agency of the Issuer where notices  and demands to or upon the Issuer in respect of the Notes and this Indenture may be served and the Trustee as the agent of the Issuer to receive such notices and demands.

The Issuer initially appoints DTC to act as the Depositary with respect to the Global Notes.

SECTION 2.4                                             Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by the Issuer in making any such payment.  While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money.  If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon the occurrence of events specified in Section 6.1(8) hereof, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5                                             Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of the Notes held by each Holder thereof, and the Issuer shall otherwise comply with TIA § 312(a).

SECTION 2.6                                             Book-Entry Provisions for Global Securities.

(a)                                  Each Global Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as Note Custodian and (iii) bear legends as required by Section 2.6(e).

Members of, or Participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)                                 Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees.  Interests of beneficial owners in a Global Note may be transferred in accordance with Section 2.16 and the rules and procedures of the Depositary.  In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Issuer within ninety (90) days of such notice or (ii) an Event of Default of which a Responsible Officer of the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary to issue such Certificated Notes.

(c)                                  In connection with the transfer of the entire Global Note to beneficial owners pursuant to clause (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of Certificated Notes of authorized denominations.

(d)                                 The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold an interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(e)                                  Each Global Note shall bear the Global Note Legend on the face thereof.

(f)                                    At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

(g)                                 General Provisions Relating to Transfers and Exchanges.

(i)                                     To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Certificated Notes at the Registrar’s request.

(ii)                                  No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.6, 4.10, 4.14 and 9.5 hereto).

(iii)                               All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall, upon the execution by the Issuer and authentication by the Trustee in accordance with the provisions hereof, be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(iv)                              The Registrar shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(v)                                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.

(vi)                              The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.2 hereof.  Except as provided in Section 2.6(b), neither the Trustee nor the Registrar shall authenticate or deliver any Certificated Note in exchange for a Global Note.

(vii)                           Each Holder agrees to provide reasonable indemnity to the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(viii)                        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7                                             Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by an Officer of the Issuer, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer and the Trustee may charge a Holder for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8                                             Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding.  Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9                                             Treasury Notes.

In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Affiliate of the Issuer shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the register as being owned shall be so disregarded.  Notwithstanding the foregoing, Notes that are to be acquired by the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

SECTION 2.10                                       Temporary Notes.

Until Certificated Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Issuer signed by two Officers of the Issuer.  Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall upon receipt of a written order of the Issuer signed by two Officers authenticate Certificated Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11                                       Cancellation.

The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee.  All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation.  Subject to Section 2.7 hereof, the Issuer may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation.  All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary practice, and certification of their disposal delivered to the Issuer, unless by a written order, signed by an Officer of the Issuer, the Issuer shall direct that cancelled Notes be returned to it.

SECTION 2.12                                       Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1 hereof; provided that if the Issuer pays the defaulted interest prior to the date that is 30 days after the date of default in payment of interest, payment shall be to the record Holders as of the original record date.  If such default in interest continues for 30 days, the Issuer shall fix or cause to be fixed each such special record date and payment date and shall promptly thereafter notify the Trustee in writing of any such date.  At least fifteen (15) days before the special record date, the Issuer (or the Trustee, in the name and at the written request and expense of the Issuer) shall deliver or cause to be delivered to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13                                       Record Date.

The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA § 316(c).

SECTION 2.14                                       Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.15                                       CUSIP Number.

The Issuer in issuing the Notes may use a “CUSIP” and/or ISIN or other similar number, and if it does so, the Issuer may use the CUSIP and/or ISIN or other similar number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN or other similar number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.  The Issuer shall promptly notify the Trustee of any change in the CUSIP and/or ISIN or other similar number.

SECTION 2.16                                       Special Transfer Provisions.

Unless and until a Transfer Restricted Note is transferred or exchanged pursuant to an exemption under the Securities Act or under an effective registration statement under the Securities Act, the following provisions shall apply:

(a)                                   Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note (other than pursuant to Regulation S):

(i)                                      The Registrar shall register the transfer of a Transfer Restricted Note by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit C hereto.

(ii)                                   If the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of an interest in the Regulation S Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Regulation S Global Note.

(b)                                  Transfers Pursuant to Regulation S.  The Registrar shall register the transfer of any Regulation S Global Note without requiring any additional certification.  The following provisions shall apply with respect to registration of any proposed transfer of a Transfer Restricted Note pursuant to Regulation S:

(i)                                      The Registrar shall register any proposed transfer of a Transfer Restricted Note pursuant to Regulation S by a Holder upon receipt of (a) an appropriately competed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit D hereto from the proposed transferor.

(ii)                                   If the proposed transferee is an Agent Member holding a beneficial interest in a QIB Global Note and the Transfer Restricted Note to be transferred consists of an interest in a QIB Global Note, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the QIB Global Note to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Note.

(c)                                   Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate, one or more Global Notes not bearing the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Notes that are Transfer Restricted Notes tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer.

(d)                                  Concurrently with the issuance of such Global Notes, the Registrar shall cause the aggregate principal amount of the applicable Transfer Restricted Notes to be reduced accordingly, and the Registrar shall deliver to the Persons designated by the Holders of Transfer Restricted Notes so accepted Global Notes not bearing the Restricted Notes Legend in the appropriate principal amount.

(e)                                   Restricted Notes Legend.  Upon the transfer, exchange or replacement of Notes not bearing the Restricted Notes Legend, the Registrar shall deliver Notes that do not bear the Restricted Notes Legend.  Upon the transfer, exchange or replacement of Notes bearing the Restricted Notes Legend, the Registrar shall deliver only Notes that bear the Restricted Notes Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(f)                                     General.  By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it shall transfer such Note only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.16.

SECTION 2.17                                       Issuance of Additional Notes.

The Issuer shall be entitled to issue Additional Notes under this Indenture that shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first interest payment date applicable thereto and any customary escrow provisions (and, if such Additional Notes shall be issued in the form of Transfer Restricted Notes, other than with respect to transfer restrictions, any Registration Rights Agreement and Additional Interest with respect thereto); provided that such issuance is not prohibited by the terms of this Indenture, including Section 4.9.  The Initial Notes and any Additional Notes and all Exchange Notes shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Issuer shall set forth in a resolution of its Board of Directors and in an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1)                                  the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)                                  the issue price, the Issue Date, the CUSIP number of such Additional Notes, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue; and

(3)                                  whether such Additional Notes shall be Transfer Restricted Notes.

ARTICLE III

REDEMPTION AND PREPAYMENT

SECTION 3.1                                             Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least thirty-five (35) days (or such shorter period as is acceptable to the Trustee) before a date fixed for redemption (the “redemption date”), an Officers’ Certificate setting forth (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the Redemption Price.

If the Issuer is required to make an Offer to Purchase pursuant to Section 4.10 or 4.14 hereof, it shall furnish to the Trustee, at least thirty-five (35) days (or such shorter period as is acceptable to the Trustee) before the scheduled purchase date, an Officers’ Certificate setting forth (i) the section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the principal amount of Notes to be purchased, (iv) the purchase price and (v) the purchase date and further setting forth a statement to the effect that (a) the Issuer or one of its Restricted Subsidiaries has effected an Asset Sale and there are Excess Proceeds aggregating more than $10.0 million or (b) a Change of Control has occurred, as applicable.

SECTION 3.2                                             Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (and in a manner that complies with applicable requirements of the Depositary); provided that no Notes of $2,000 or less shall be redeemed in part.  Notices of redemption shall be sent electronically or mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holders to be redeemed at its registered address.  If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note.  On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.  The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Issuer in writing of the Notes selected for redemption.  The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of the Notes that have denominations larger than $2,000.

SECTION 3.3                                             Notice of Redemption.

Subject to the provisions of Section 3.9, at least 30 days but not more than 60 days before a redemption date, the Issuer shall send or cause to be sent by electronic transmission or by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed.

The notice shall identify the Notes to be redeemed and shall state:

(1)                                  the redemption date;

(2)                                  the Redemption Price;

(3)                                  if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(4)                                  the name, telephone number and address of the Paying Agent;

(5)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(6)                                  that, unless the Issuer defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(7)                                  the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)                                  that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall have delivered to the Trustee at least 45 days prior to the redemption date (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notices as provided in the preceding paragraph.  The notice sent in the manner herein provided shall be conclusively presumed to have been duly given whether or not a Holder receives such notice.  In any case, failure to give such notice by electronic transmission or by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

SECTION 3.4                                             Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the Redemption Price plus accrued and unpaid interest, if any, to such date.  A notice of redemption may not be conditional.

SECTION 3.5                                             Deposit of Redemption of Purchase Price.

On or before 10:00 a.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 4.10 or 4.14, the Issuer shall deposit with the Trustee or with the Paying Agent (other than the Issuer or an Affiliate of the Issuer) money sufficient to pay the Redemption Price of and accrued and unpaid interest, if any, on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of (including any Applicable Premium), and accrued interest, if any, on, all Notes to be redeemed or purchased.

If Notes called for redemption or tendered in an Asset Sale Offer or Change of Control Offer are paid or if Issuer has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, and unpaid and accrued interest, if any, on, all Notes to be redeemed or purchased, on and after the redemption or purchase date, interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in an Asset Sale Offer or Change of Control Offer (regardless of whether certificates for such securities are actually surrendered).  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.1 hereof.

SECTION 3.6                                             Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon the written request of an Officer of the Issuer, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7                                             Optional Redemption.

(a)                                  The Notes may be redeemed, in whole or in part, at any time prior to May 1, 2014, at the option of the Issuer upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(b)                                 The Notes may be redeemed, at the option of the Issuer, in whole or in part, at any time on or after May 1, 2014, upon not less than 30 nor more than 60 days’ notice at the Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on May 1 of the years indicated:

Year	Redemption Price
2014	105.250%
2015	102.625%
2016 and thereafter	100.000%

(c)                                  Notwithstanding the foregoing, prior to May 1, 2013, the Issuer may, with the net proceeds of one or more Qualified Equity Offerings, redeem, on one or more occasions, in whole or in part, up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a Redemption Price equal to 110.500% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that at least 65% of the principal amount of Notes then outstanding (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Issuer or its Subsidiaries) and that any such redemption occurs within 90 days following the date of the closing of any such Qualified Equity Offering.

(d)                                 The Issuer may, at any time and from time to time, purchase Notes in the open market or otherwise, subject to compliance with this Indenture and compliance with all applicable securities laws.

SECTION 3.8                                             Mandatory Redemption.

Except as set forth under Sections 3.9, 4.10 and 4.14 hereof, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.9                                             Offer to Purchase.

In the event that the Issuer shall be required to commence an Offer to Purchase pursuant to an Asset Sale Offer or a Change of Control Offer, the Issuer shall follow the procedures specified below.

On the Purchase Date, the Issuer shall purchase the aggregate principal amount of Notes required to be purchased pursuant to Section 4.10 hereof or Section 4.14 hereof (the “Offer Amount”), or if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no Additional Interest, if any, shall be payable to the Holders who tender Notes pursuant to the Offer to Purchase.  The Issuer shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the delivering of the Offer of the Issuer’s obligation to make an Offer to Purchase, and the Offer shall be sent electronically or mailed by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.  The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.

On or before 10:00 a.m. (New York City time) on each Purchase Date, the Issuer shall irrevocably deposit with the Trustee or Paying Agent (other than the Issuer or an Affiliate of the Issuer) in immediately available funds the aggregate purchase price equal to the Offer Amount, together with accrued and unpaid interest, if any, thereon, to be held for payment in accordance with the terms of this Section 3.9.  On the Purchase Date, the Issuer shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or Depositary, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.9.  The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, plus any accrued and unpaid interest, if any, thereon, and the Issuer shall promptly issue a new Note, and the Trustee, at the written request of the Issuer, shall authenticate and mail or deliver at the expense of the Issuer such new Note to such Holder, equal in principal amount to any unpurchased portion of such Holder’s Notes surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.  The Issuer shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Offer to Purchase on the Purchase Date.

Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

ARTICLE IV

COVENANTS

SECTION 4.1                                             Payment of Notes.

(a)                                  The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds, as of 10:00 a.m. (New York City time), money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due.

(b)                                 The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2                                             Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.3 hereof.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Issuer hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.3 hereof.

SECTION 4.3                                             Provision of Financial Information.

Whether or not required by the Commission, so long as any Notes are outstanding (unless defeased in a legal or covenant defeasance pursuant to Article VIII hereof), the Issuer will have its annual financial statements audited, and its interim financial statements reviewed, by a nationally recognized firm of independent accountants and will furnish to the Holders, no later than 90 days after the end of each fiscal year (in the case of annual financial statements) and 45 days after the end of each of the first three fiscal quarters (in the case of quarterly financial statements), all quarterly and annual financial statements in the form included in the Offering Memorandum prepared in accordance with GAAP that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file those Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants.  To the extent that the Issuer does not file such information with the Commission, the Issuer will deliver such information and such reports to the Trustee and post such information and such reports to Intralinks or a comparable password protected online data system, such that such information and such reports are available electronically to (a) any Holder, (b) any beneficial owner of the Notes, who certifies that it is a beneficial owner of Notes, (c) any prospective investor who certifies that it is a Qualified Institutional Buyer (as defined in the Securities Act) or (d) any securities analyst who certifies that it is a securities analyst and who requests a password from the Issuer and agrees to treat such information as confidential.  If at any time the Issuer is not subject to the reporting requirements of the Exchange Act, the Issuer will also hold a quarterly conference call to discuss such financial information.  The conference call will not be later than five Business Days from the time that the Issuer distributes the financial information as set forth above.

If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent that any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries would (but for its or their being designated as an Unrestricted Subsidiary or Subsidiaries) constitute a Significant Subsidiary or Subsidiaries, the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.

Following the consummation of the Exchange Offer (as defined in the Registration Rights Agreement), whether or not required by the Commission, the Issuer will file a copy of all of the information and reports that would be required by the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.  In addition, the Issuer and the Guarantors agree that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any parent of the Issuer becomes a Guarantor or co-obligor of the Notes, the Issuer may satisfy its obligations under this Section 4.3 with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that, if required by Regulation S-X, the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer, the Subsidiary Guarantors, if any, and the other Subsidiaries of the Issuer on a standalone basis, on the other hand.

Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Holders if it or any parent of the Issuer has filed such reports with the Commission via the EDGAR filing system and such reports are publicly available.  In addition, such requirements shall be deemed satisfied prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement) by the filing with the Commission of the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) and/or Shelf Registration Statement in accordance with the provisions of the Registration Rights Agreement, and any amendments thereto, with such financial information that satisfies Regulation S-X and such registration statement and/or amendments thereto are filed at times that otherwise satisfy the time requirements set forth in the first paragraph of this Section 4.3.

SECTION 4.4                                             Compliance Certificate.

The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default, and further stating, as to each such Officer signing such certificate, that, to his or her knowledge, no Default or Event of Default has occurred during such period (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 4.5                                             Taxes.

The Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 4.6                                             Stay, Extension and Usury Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7                                             Limitation on Restricted Payments.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

(a)                                   no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

(b)                                  after giving effect to such Restricted Payment on a pro forma basis, the Issuer would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the provisions described in the first paragraph under Section 4.9; and

(c)                                   after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi), (vii) and (viii) of the next succeeding paragraph), shall not exceed the sum (without duplication) of

(1)                                 50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Issuer accrued on a cumulative basis during the period (taken as one accounting period) from January 1, 2010 and ending on the last day of the fiscal quarter for which consolidated financial statements are available ended immediately prior to the date of such proposed Restricted Payment, plus

(2)                                 100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Issuer subsequent to the Issue Date either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt or Redeemable Capital Interests of the Issuer, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, Capital Interests or Debt sold to a Subsidiary of the Issuer), plus

(3)                                 100% of the net reduction in Investments (other than Permitted Investments), subsequent to the Issue Date, in any Person, resulting from (i) payments of interest on Debt, dividends, repayments of loans or advances (but only to the extent such interest, dividends or repayments are not included in the calculation of Consolidated Net Income), in each case to the Issuer or any Restricted Subsidiary from any Person or (ii) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (which shall be calculated, in the case of this clause (ii), as the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such redesignation, as determined in good faith by the Board of Directors), in each case, not to exceed in the case of any Person the amount of Investments (other than Permitted Investments) previously made by the Issuer or any Restricted Subsidiary in such Person.

Notwithstanding the foregoing provisions, the Issuer and its Restricted Subsidiaries may take the following actions, provided that, in the case of clauses (iii), (iv) and (x) below, immediately after giving effect to such action, no Default or Event of Default has occurred and is continuing:

(i)                                     the payment of any dividend on, or redemption of, Capital Interests in the Issuer or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment would not have been prohibited by the foregoing provisions of this Section 4.7;

(ii)                                  the retirement of any Qualified Capital Interests of the Issuer by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of other Qualified Capital Interests of the Issuer;

(iii)                               the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Issuer or a Guarantor that is subordinate in right of payment to the Notes or the applicable Note Guarantee out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Issuer) of (x) new subordinated Debt of the Issuer or such Guarantor, as the case may be, Incurred in accordance with this Indenture or (y) Qualified Capital Interests of the Issuer;

(iv)                              the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Issuer held by current or former employees, directors, officers, managers or consultants of the Issuer or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or pursuant to the terms of any agreement under which such Capital Interests were issued; provided that the aggregate cash consideration paid for all such purchases, redemptions, retirements or other acquisitions of such Capital Interests does not exceed $2.5 million in any calendar year (which amount shall be increased by (x) the amount of any net cash proceeds of key man life insurance policies received by the Issuer and its Restricted Subsidiaries after the Issue Date that have not been applied to the payment of Restricted Payments pursuant to this clause (iv) and (y) the amount of net cash proceeds received by the Issuer and its Restricted Subsidiaries after the Issue Date from the issuance and sale of Capital Interests in the Issuer to employees, directors, officers, managers or consultants of the Issuer or any Restricted Subsidiary); provided that any unused amounts in any calendar year may be carried forward to one or more future periods; provided, further, that the aggregate amount of repurchases made pursuant to this clause (iv) may not exceed $5.0 million in any calendar year;

(v)                                 the repurchase of Capital Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Capital Interests represent a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities;

(vi)                              the prepayment of intercompany Debt, the Incurrence of which was permitted pursuant to Section 4.9;

(vii)                           cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of the Issuer or a Restricted Subsidiary;

(viii)                        the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Issuer or any Restricted Subsidiary issued or Incurred in compliance with Section 4.9 to the extent such dividends are included in the definition of “Consolidated Fixed Charges;”

(ix)                                upon the occurrence of a Change of Control Triggering Event or an Asset Sale, the defeasance, redemption, repurchase or other acquisition of any subordinated Debt pursuant to provisions substantially similar to Section 4.10 and Section 4.14 at a purchase price not greater than 101% of the principal amount thereof (in the case of a Change of Control Triggering Event) or at a percentage of the principal amount thereof not higher than 100% of the principal amount thereof (in the case of an Asset Sale), plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Issuer has made an Offer to Purchase with respect to the Notes and has repurchased all Notes validly tendered for payment and not withdrawn in connection therewith;

(x)                                   other Restricted Payments not in excess of $25.0 million in the aggregate since the Issue Date; and

(xi)                                the payment to the Permitted Holders of up to $5.5 million in the aggregate of fees and expenses related to the transactions disclosed in the Offering Memorandum.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this Section 4.7, in each case to the extent such Investments would otherwise be so counted.

If the Issuer or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of an Investment in accordance with Section 4.10, which Investment was originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the first paragraph under this Section 4.7, the aggregate amount expended or declared for all Restricted Payments shall be reduced by the Net Cash Proceeds from the transfer, conveyance, sale, lease or other disposition of such Investment, to the extent originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the first paragraph under this Section 4.7.

For purposes of this Section 4.7, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

SECTION 4.8                                             Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by the Issuer or any Restricted Subsidiary or pay any Debt or other obligation owed to the

Issuer or any Restricted Subsidiary, (ii) make loans or advances to the Issuer or any Restricted Subsidiary thereof or (iii) transfer any of its property or assets to the Issuer or any Restricted Subsidiary.

However, the preceding restrictions will not apply to the following encumbrances or restrictions existing under or by reason of:

(a)                                  any encumbrance or restriction in existence on the Issue Date and any amendments, modifications, restatements, renewals, restructurings, increases, supplements, refundings, replacements or refinancings thereof, provided that the amendments, modifications, restatements, renewals, restructurings, increases, supplements, refundings, replacement or refinancings, in the good faith judgment of the Issuer, are no more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date or refinancings thereof;

(b)                                 any encumbrance or restriction pursuant to an agreement relating to an acquisition of property or assets, so long as the encumbrances or restrictions in any such agreement relate solely to the property or assets so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

(c)                                  any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary of the Issuer on or after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;

(d)                                 any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in the agreements governing the Debt being renewed, refunded, replaced, refinanced or extended in the good faith judgment of the Board of Directors of the Issuer;

(e)                                  customary provisions restricting subletting or assignment of any lease, contract, or license of the Issuer or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

(f)                                    any encumbrance or restriction by reason of applicable law, rule, regulation or order;

(g)                                 any encumbrance or restriction under a Credit Facility permitted under this Indenture, this Indenture, the Notes and the Note Guarantees;

(h)                                 any encumbrance or restriction imposed under any agreement for the sale of assets pending the closing of such sale, including, without limitation, any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(i)                                     restrictions on cash and other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;

(j)                                     Purchase Money Debt (including Capital Lease Obligations) incurred in compliance with Section 4.9 for property acquired in the ordinary course of business that imposes restrictions on that property of the nature described in clause (iii) of the first paragraph hereof;

(k)                                  Liens securing, and other restrictions contained in agreements governing, Debt otherwise permitted to be incurred under this Indenture, including the provisions of Section 4.12;

(l)                                     customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements otherwise permitted by this Indenture and entered into with the approval of the Issuer’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; and

(m)                               any Non-Recourse Receivable Subsidiary Indebtedness or other contractual requirements of a Receivable Subsidiary that is a Restricted Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivable Subsidiary or the receivables and related assets described in the definition of “Qualified Receivables Transaction” which are subject to such Qualified Receivables Transaction.

SECTION 4.9                                             Limitation on Incurrence of Debt.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); provided that the Issuer and any of its Restricted Subsidiaries that is a Guarantor may Incur Debt (including Acquired Debt) if, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, (a) the Consolidated Fixed Charge Coverage Ratio of the Issuer would be greater than (i) on or prior to June 30, 2011, 2.0:1.0, (ii) following June 30, 2011 and on or prior to June 30, 2012, 2.25:1.0 and (iii) following June 30, 2012, 2.5:1.0 and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt.

Notwithstanding the first paragraph above, the Issuer and its Restricted Subsidiaries may Incur Permitted Debt.

For purposes of determining compliance with this Section 4.9, (x) Debt outstanding or Incurred under any Credit Facility on the Issue Date shall at all times be treated as Incurred pursuant to clause (i) of the definition of “Permitted Debt,” and may not be re-classified, (y) Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included and (z) except as provided above, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt and the first paragraph of this Section 4.9, the Issuer, in its sole discretion, shall classify, and from time to time may reclassify, all or any portion of such item of Debt and may divide an item into more than one type of Debt.

The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Debt in the form of additional Debt, or payment of dividends on Capital Interests in the form of additional shares of Capital Interests with the same terms or the reclassification of Capital Interests as Debt due to a change in GAAP will not be deemed to be an Incurrence of Debt or issuance of Capital Interests for purposes of this Section 4.9.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred, in the case of term Debt, or first committed, in the case of revolving credit Debt; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced.

SECTION 4.10                                       Limitation on Asset Sales.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                  the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Interests issued or sold or otherwise disposed of;

(2)                                  at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Eligible Cash Equivalents.  For purposes of this provision, each of the following will be deemed to be cash:

(a)                                  any liabilities, as shown on the most recent consolidated balance sheet of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assignment and assumption agreement that releases the Issuer or such Restricted Subsidiary from further liability;

(b)                                 any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days of their receipt to the extent of the cash received in that conversion; and

(c)                                  any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $25.0 million and (y) 3.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value; and

(3)                                  if such Asset Sale involves the disposition of Collateral, the Issuer or such Subsidiary has complied with the provisions of this Indenture and the Security Documents, including those described under Article X.

Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Cash Proceeds at its option:

(1)                                  to permanently repay secured Debt under any Credit Facility and, if the Obligation repaid is revolving credit Debt, to correspondingly reduce commitments with respect thereto;

(2)                                  to acquire assets constituting, or any Capital Interests of, a Permitted Business, if, after giving effect to any such acquisition of Capital Interests, such assets are owned by the Issuer or a Restricted Subsidiary or the Person owning such Permitted Business is or becomes a Restricted Subsidiary of the Issuer;

(3)                                  to make a capital expenditure in or that is used or useful in a Permitted Business or to make expenditures for maintenance, repair or improvement of existing properties and assets in accordance with the provisions of this Indenture;

(4)                                  to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(5)                                  any combination of the foregoing;

provided that, in the case of clauses (2) and (3) above, if the Issuer or such Restricted Subsidiary enters into a binding agreement to make any such acquisition or expenditure within such 360-day period, but if the consummation of the transactions under such agreement has not occurred within such 360-day period, and the agreement has not been terminated, then the 360-day period will be extended to 540 days to permit such consummation; provided, further, however, if such consummation does not occur, or such agreement is terminated within such 540-day period, then such Net Cash Proceeds will constitute Excess Proceeds.  Pending the final application of any such Net Cash Proceeds within the relevant time periods referred to in the previous sentence, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture.

Subject to the next paragraph, any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph of this Section 4.10 will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $10.0 million, within thirty days thereof, the Issuer will make an Offer to Purchase to all Holders and to all holders of other Debt ranking pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to assets sales, equal to the Excess Proceeds.  The offer price in any Offer to Purchase will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Offer to Purchase, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture (and such remaining amount shall not be added to any subsequent Excess Proceeds for any purpose under this Indenture).  If the aggregate principal amount of Notes and other pari passu debt tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis.  Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase.  To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

SECTION 4.11                                       Limitation on Transactions with Affiliates.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $2.5 million, unless:

(i)                                     such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could reasonably have been obtained in a comparable arm’s length transaction by the Issuer or such Restricted Subsidiary with an unaffiliated party; and

(ii)                                  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above; and

(iii)                               with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, the Issuer must obtain and deliver to the Trustee a written opinion of a nationally recognized investment banking, accounting or appraisal firm (an “Independent Financial Advisor”) stating that the transaction is fair to the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view.

The foregoing limitation does not limit, and shall not apply to:

(1)                                  Restricted Payments that are permitted by Section 4.7 and Permitted Investments permitted under this Indenture;

(2)                                  the payment of reasonable and customary fees, expenses and indemnities to members of the Board of Directors of the Issuer or a Restricted Subsidiary;

(3)                                  the payment of reasonable and customary compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to officers and employees of the Issuer or any Restricted Subsidiary as determined by the Board of Directors thereof in good faith;

(4)                                  payments by the Issuer or any of its Restricted Subsidiaries to any of the Permitted Holders made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the Disinterested Directors in good faith; provided that the aggregate amount of such payments may not exceed $5.0 million in any calendar year;

(5)                                  transactions between or among the Issuer and/or its Restricted Subsidiaries;

(6)                                  any agreement or arrangement as in effect on the Issue Date and any amendment or modification thereto or replacement thereof so long as such amendment or modification or replacement is not, in the good faith judgment of the Board of Directors of the Issuer, more disadvantageous to Holders in any material respect;

(7)                                  transactions in which the Issuer delivers to the Trustee a written opinion from an Independent Financial Advisor to the effect that the transaction is fair, from a financial point of view, to the Issuer and any relevant Restricted Subsidiaries;

(8)                                  any contribution of capital to the Issuer;

(9)                                  the payment to the Permitted Holders of up to $5.5 million in the aggregate of fees and expenses related to the transactions disclosed in the Offering Memorandum;

(10)                            transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and on terms that are no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, as determined in good faith by the Issuer, than those that could be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Issuer; and

(11)                            transactions effected as part of a Qualified Receivables Transaction.

SECTION 4.12                                       Limitation on Liens.

(a)                                  The Issuer will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind on or with respect to the Collateral except Permitted Collateral Liens.

(b)                                 Subject to the immediately preceding sentence, the Issuer will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur; assume or suffer to exist any Liens of any kind, other than Permitted Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom except the Collateral without securing the Notes and all other amounts due under this Indenture and the Security Documents (for so long as such Lien exists) equally and ratably with (or prior to) the obligation or liability secured by such Lien.

SECTION 4.13                                       Limitation on Sale and Leaseback Transactions.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction unless:

(i)                                     the consideration received in such Sale and Leaseback Transaction is at least equal to the fair market value of the property sold, as determined by a Board Resolution of the Board of Directors of the Issuer or by an Officers’ Certificate,

(ii)                                  prior to and after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction, the Issuer and such Restricted Subsidiary comply with Section 4.9, and

(iii)                               at or after such time the Issuer and such Restricted Subsidiary also comply with Section 4.10.

SECTION 4.14                                       Offer to Purchase upon Change of Control.

Upon the occurrence of a Change of Control Triggering Event, the Issuer will make an Offer to Purchase all of the outstanding Notes at a Purchase Price in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to but not including the Purchase Date (the “Change of Control Payment”).  For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) within 30 days following the date of the occurrence of any Change of Control Triggering Event, the Issuer commences an Offer to Purchase all outstanding Notes at the Purchase Price

(provided that the running of such 30-day period shall be suspended, for up to a maximum of 30 days, during any period when the commencement of such Offer to Purchase is delayed or suspended by reason of any court’s or governmental authority’s review of or ruling on any materials being employed by the Issuer to effect such Offer to Purchase, so long as the Issuer has used and continues to use its commercially reasonable efforts to make and conclude such Offer to Purchase promptly) and (ii) all Notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.  The Issuer will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws or regulations in connection with any Offer to Purchase as described above.

On the Purchase Date, the Issuer shall, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to such Offer to Purchase, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.  The Paying Agent will promptly mail (or wire transfer) to each Holders so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or any integral multiple of $1,000 in excess thereof.  The Issuer will announce the results of such Offer to Purchase to all Holders on or as soon as practicable after the Purchase Date.

The Issuer will not be required to make an Offer to Purchase upon a Change of Control Triggering Event if (i) a third party makes such Offer to Purchase contemporaneously with or upon a Change of Control Triggering Event in the manner, at the times and otherwise in compliance with the requirements of this Indenture and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or (ii) a notice of redemption has been given pursuant Section 3.3.

To the extent that any applicable securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuer will comply with such laws and regulations, and no Default or Event of Default shall be deemed to have occurred as a result of such compliance.

In addition, an Offer to Purchase may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of launching the Offer to Purchase.

SECTION 4.15                                       Corporate Existence.

Subject to Section 4.14 and Article V hereof, as the case may be, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Subsidiary and the rights (charter and statutory), licenses and franchises of the Issuer and its Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.16                                       Limitation on Layering Debt.

The Issuer will not, and will not permit any Guarantor to, Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any Debt unless such Debt is subordinated in right of payment to the Notes and the Note Guarantees to the same extent.  For all purposes under this Indenture, Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.

SECTION 4.17                                       Business Activities.

The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

SECTION 4.18                                       Payment for Consents.

The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 4.19                                       Impairment of Security Interests.

The Issuer and the Guarantors will not, and will not permit any of their Restricted Subsidiaries to, (i) take or omit to take any action with respect to the Collateral that could reasonably be expected to have the result of affecting or impairing the security interest in the Collateral in favor of the Collateral Agent for the benefit of the Trustee and for the benefit of the Holders or (ii) grant to any Person (other than the Collateral Agent for the benefit of the Trustee and the Holders) any interest whatsoever in the Collateral, in each case except as provided for in this Indenture or the Security Documents.

SECTION 4.20                                       Additional Note Guarantees.

Following the Issue Date, each newly formed or newly acquired Domestic Restricted Subsidiary of the Issuer (other than any Immaterial Subsidiary) shall, within 60 days of its formation or acquisition, execute and deliver to the Trustee a supplemental indenture or guarantee in the manner and on the terms set forth in this Indenture.

After the Issue Date, the Issuer will cause each of its Restricted Subsidiaries (other than Immaterial Subsidiaries) that:

(a)                                   guarantees any Debt of the Issuer or a Guarantor; or

(b)                                  Incurs any Debt pursuant to the first paragraph under Section 4.9 or clause (xiii) of the definition of “Permitted Debt” or not permitted by Section 4.9.

in each case, to guarantee the Notes.

The Note Obligations of any Person that is or becomes a Guarantor after the Issue Date will be secured equally and ratably by a first-priority Security Interest in the Collateral granted to the Collateral Agent for the benefit of the Holders.  Such Guarantor will enter into a joinder agreement to the applicable Security Documents defining the terms of the Security Interests that secure payment and performance when due of the Notes and take all actions advisable in the opinion of the Issuer, as set forth in an Officers’ Certificate accompanied by an Opinion of Counsel to the Issuer to cause the Note Liens created by the Pledge Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable law, including the filing of financing statements in such jurisdictions as requested by the Issuer or the Collateral Agent.

SECTION 4.21                                       Limitation on Creation of Unrestricted Subsidiaries.

The Issuer may designate any Subsidiary of the Issuer to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Issuer, provided that either:

(x)                                   the Subsidiary to be so designated is an Immaterial Subsidiary; or

(y)                                 immediately after giving effect to such designation, the Issuer could (A) Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of Section 4.9 and (B) make a Restricted Payment in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to Section 4.7 and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the amount available for Restricted Payments thereunder.

An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred under Section 4.9 and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to Section 4.12.

SECTION 4.22                                       Further Assurances.

The Issuer will, and will cause each of its existing and future Restricted Subsidiaries to, execute and deliver such additional instruments, certificates or documents, and take all such actions as may be reasonably required from time to time in order to:

(1)                                  carry out more effectively the purposes of the Security Documents;

(2)                                  create, grant, perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens created, or intended to be created, by the Security Documents; and

(3)                                  ensure the protection and enforcement of any of the rights granted or intended to be granted to the Trustee under any other instrument executed in connection therewith.

Upon the exercise by the Trustee or any Holder of any power, right, privilege or remedy under this Indenture or any of the Security Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Issuer will, and will cause each of its Restricted Subsidiaries to, execute and deliver all applications, certifications, instruments and other documents and papers that may be reasonably required from the Issuer or any of its Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

SECTION 4.23                                       Italian Pledge Agreement.

Within thirty (30) Business Days of the Issue Date, the Issuer shall cause Kemet Electronics Corporation to execute and deliver to the Collateral Agent the Italian Pledge Agreement, in form and substance reasonably satisfactory to the Collateral Agent, together with all other certificates, agreements or instruments necessary to perfect the Collateral Agent’s security interest in the Collateral pledged thereby, subject to any reservations with respect thereto described in the Offering Memorandum.

SECTION 4.24                                       Covenant Suspension.

(a)                                  If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Restricted Subsidiaries will not be subject to the covenants (the “Suspended Covenants”) contained in:

(i)                                     Section 4.7;

(ii)                                  Section 4.8

(iii)                               Section 4.9;

(iv)                              Section 4.10;

(v)                                 Section 4.11;

(vi)                              Section 4.16;

(vii)                           Section 4.17; and

(viii)                        Clause (iii) of Section 5.1.

(b)                                 In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) (a) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating or (b) the Issuer or any of its affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events.  The period beginning on the date of a Covenant Suspension Event and ending on a Reversion Date is called a “Suspension Period.”

(c)                                  On each Reversion Date, all Debt incurred, or Redeemable Capital Interests or Preferred Interests issued, during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (iv) of the definition of “Permitted Debt.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.7 will be made as though Section 4.7 had been in effect since the Issue Date and throughout the Suspension Period.  Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of Section 4.7.  No Default or Event of Default will be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by the Issuer or its Restricted Subsidiaries, or events occurring, during the Suspension Period.  For purposes of Section 4.10, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

ARTICLE V

SUCCESSORS

SECTION 5.1                                             Consolidation, Merger, Conveyance, Transfer or Lease.

The Issuer will not in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into the Issuer in which the Issuer is the continuing Person or the merger of a Restricted Subsidiary into or with another Restricted Subsidiary or another Person that as a result of such transaction becomes or merges into a Restricted Subsidiary), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person, unless:

(i)                                     either:  (a) the Issuer shall be the continuing Person or (b) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Issuer (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia, (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Issuer under this Indenture and (3) shall expressly assume the due and punctual performance of the covenants and obligations of the Issuer and the Guarantors under the Security Documents; provided that at any time the Issuer or its successor is not a corporation, there shall be a co-issuer of the Notes that is a corporation;

(ii)                                  immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iii)                               immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Issuer (or the Surviving Entity if the Issuer is not continuing) could Incur $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of Section 4.9.

(iv)                              the Issuer delivers, or causes to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture;

(v)                                 the Surviving Entity causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to the Surviving Entity, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

(vi)                              the Collateral owned by or transferred to the Surviving Entity shall (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders, and (c) not be subject to any Lien other than Permitted Collateral Liens; and

(vii)                           the property and assets of the Person which is merged or consolidated with or into the Surviving Entity, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Surviving Entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture.

The preceding clause (iii) will not prohibit:

(a)                                  a merger between the Issuer and a Restricted Subsidiary that is a wholly owned Subsidiary of the Issuer; or

(b)                                 a merger between the Issuer and an Affiliate incorporated solely for the purpose of converting the Issuer into a corporation organized under the laws of the United States or any political subdivision or state thereof;

so long as, in each case, the amount of Debt of the Issuer and its Restricted Subsidiaries is not increased thereby.

For all purposes of this Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Issuer and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer, under this Indenture with the same effect as if such Surviving Entity had been named as the Issuer herein; and when a Surviving Entity duly assumes all of the obligations and covenants of the Issuer pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

SECTION 5.2                                             Successor Person Substituted.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Issuer (and, if necessary, any co-issuer) is merged or to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” shall refer instead to the successor corporation and not to the Issuer), and shall exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; provided, however, that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1                                             Events of Default.

Each of the following constitutes an “Event of Default”:

(1)                                   default in the payment in respect of the principal of (or premium, if any, on) any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2)                                   default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3)                                   failure to perform or comply with Section 5.1;

(4)                                   except as permitted by this Indenture, any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall for any reason cease to be, or it shall be asserted by any Guarantor or the Issuer not to be, in full force and effect and enforceable in accordance with its terms;

(5)                                   default in the performance, or breach, of any covenant or agreement of the Issuer or any Guarantor in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3) or (4) above), and continuance of such default or breach for a period of 60 days (or 120 days in relation to Section 4.3) after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(6)                                   a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Issuer or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $25.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $25.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(7)                                   the entry against the Issuer or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $25.0 million (net of amounts covered by insurance), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

(8)                                   (i)           the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(a)                                     commences a voluntary case,

(b)                                    consents to the entry of an order for relief against it in an involuntary case,

(c)                                     consents to the appointment of a Custodian of it or for all or substantially all of its property,

(d)                                    makes a general assignment for the benefit of its creditors, or

(e)                                     admits in writing its inability to pay its debts generally as they become due;

(ii)                              a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)                                     is for relief against the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;

(b)                                    appoints a Custodian of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries; or

(c)                                     orders the liquidation of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days; or

(9)                                   unless all of the Collateral has been released from the Note Liens in accordance with the provisions of the Security Documents, default by the Issuer or any Subsidiary in the performance of the Security Documents which adversely affects the enforceability, validity, perfection or priority of the Note Liens on a material portion of the Collateral granted to the Collateral Agent for the benefit of the Trustee and the Holders, the repudiation or disaffirmation by the Issuer or any Subsidiary of its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Issuer or any Subsidiary party thereto for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Issuer receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Note Obligations and demanding that such default be remedied).

The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.2                                             Acceleration.

If an Event of Default (other than an Event of Default specified in clause (8) of Section 6.1 with respect to the Issuer) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in this Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) of Section 6.1 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) of Section 6.1 shall be remedied or cured by the Issuer or a Restricted Subsidiary of the Issuer or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (8) of Section 6.1 occurs with respect to the Issuer, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.

No Holder will have any right to institute any proceeding with respect to this Indenture or for any remedy hereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, and offered indemnity reasonably satisfactory to the Trustee, to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.  Such limitations do not apply, however, to a suit instituted by a Holder directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on any Note on or after the respective due dates expressed in such Note.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to Section 3.7, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

SECTION 6.3                                             Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may (i) pursue any available remedy to collect the payment of principal, premium, if any, interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and (ii) instruct the Collateral Agent to exercise any available remedies under the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Pursuant to Section 4.4, the Issuer is required to deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

SECTION 6.4                                             Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of all of the Holders waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than as a result of an acceleration), which shall require the written consent of all of the Holders.

SECTION 6.5                                             Control by Majority.

Subject to the terms of the Security Documents in the case of the enforcement against the Collateral, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee and Collateral Agent or exercising any trust power conferred on it.  However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.  In case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs.  Notwithstanding any provision to the contrary in this Indenture, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder, unless such Holder shall offer to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

SECTION 6.6                                             Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture, or the Notes or the Security Documents only if:

(a)                                   the Holder gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Issuer;

(b)                                  the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)                                   such Holder or Holders offer and, if requested, provide to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)                                  the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of such indemnity or security; and

(e)                                   during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7                                             Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on or after the respective due dates expressed in the Note (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8                                             Collection Suit by Trustee.

If an Event of Default specified in Section 6.1(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9                                             Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10                                       Priorities.

Subject to the terms of the Security Documents with respect to any proceeds of Collateral, any money collected by the Trustee or the Collateral Agent pursuant to this Article VI and any money or other property distributable in respect of the Issuer’s obligations under this Indenture after an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee or the Collateral Agent and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:  to the Trustee and the Collateral Agent (including any predecessor Trustee or Collateral Agent), its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively;

Third:  without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and

Fourth:  to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11                                       Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 6.12                                       Appointment and Authorization of the Collateral Agent.

(a)                                  Wilmington Trust Company is hereby designated and appointed as the Collateral Agent of the Holders under the Security Documents, and is authorized as the Collateral Agent for such Holders to execute and enter into each of the Security Documents and all other instruments relating to the Security Documents and (i) to take action and exercise such powers as are expressly required or permitted hereunder and under the Security Documents and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are, in each case, expressly delegated to the Collateral

Agent by the terms hereof and thereof together with such other powers as are reasonably incidental hereto and thereto.  In furtherance of the foregoing, (i) pursuant to the Authorization Letter, the Initial Purchasers, in their capacity as the initial holders of the Notes, authorized the Collateral Agent to act as their agent and serve as “mandatario con rappresentanza” pursuant to articles 1703 and 1704 of the Italian Civil Code under and in connection with the Italian Pledge Agreement in order to execute, perfect and hold (including by exercising all rights, remedies and/or powers of such Initial Purchasers as holders of the Notes under the Italian Pledge Agreement) the security interests granted by Kemet Electronics Corporation pursuant to the Italian Pledge Agreement to secure the Secured Claims (as defined in the Italian Pledge Agreement) and (ii) each subsequent holder of the Notes shall be deemed to have confirmed and ratified the aforesaid constitution of the Collateral Agent.

(b)                                 Notwithstanding any provision to the contrary elsewhere in this Indenture or the Security Documents, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein or any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or any Security Document or otherwise exist against the Collateral Agent.

(c)                                  The Collateral Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Security Documents in good faith and in accordance with the advice or opinion of such counsel.

ARTICLE VII

TRUSTEE

SECTION 7.1                                             Duties of Trustee.

(a)                                  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Security Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the duties of the Trustee shall be determined solely by the express provisions of this Indenture, the Security Documents and the TIA  and the Trustee need perform only those duties that are specifically set forth in this Indenture, the Security Documents or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture or the Security Documents against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture or the Security Documents.  However, the Trustee shall be under a duty to examine the certificates and opinions specifically required to be furnished to it to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts or conclusions stated therein).

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this paragraph does not limit the effect of paragraphs (b) or (e) of this Section 7.1;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof or otherwise in accordance with the direction of the Holders of a majority in principal amount of outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture or any provision of any Security Document that in any way relates to the Trustee is subject to this Section 7.1 and Section 7.2.

(e)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)                                    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2                                             Rights of Trustee.

(a)                                  The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in any such document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of the Trustee’s own choosing and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on the advice or opinion of such counsel or on any Opinion of Counsel.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.  Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate and any resolution of the Board of Directors of the Issuer may be sufficiently evidenced by a

Board Resolution.  Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or a Guarantor shall be sufficient if signed by an Officer of the Issuer or such Guarantor.

(f)                                    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security and indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Issuer or any Guarantor, personally or by agent or attorney at the sole cost of the Issuer, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)                                 The rights, privileges, protections and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder or under any Security Document (including, without limitation, the Collateral Agent).

(i)                                     The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j)                                     The permissive right of the Trustee to take or refrain from taking any actions enumerated herein or in any Security Documents shall not be construed as a duty.

SECTION 7.3                                             Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest as defined in Section 310(b) of the TIA, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4                                             Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, or the existence, genuineness, value or protection of any Collateral (except for the safe custody of Collateral in its possession and the accounting for Trust Monies actually received by it in accordance with the terms hereof) for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Note Lien, and it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, any statement or recital in any document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.

SECTION 7.5                                             Notice of Defaults.

If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall send electronically or mail to Holders a notice of the Default within 90 days after it occurs.  Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.6                                             Reports by Trustee to Holders.

Within 60 days after each January 1 beginning with January 1, 2011, and for so long as Notes remain outstanding, the Trustee shall send to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its delivery to the Holders shall be mailed or delivered to the Issuer and filed with the Commission and each stock exchange on which the Issuer has informed the Trustee in writing the Notes are listed in accordance with TIA § 313(d).  The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

SECTION 7.7                                             Compensation and Indemnity.

The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a separate fee agreement.  The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee (which for purposes of this Section 7.7 shall include its officers, directors, employees and agents) from and against any and all claims, damages, losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, claim, damage, liability or expense may be attributable to its negligence, bad faith or willful misconduct.  The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.  The Issuer shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel.  The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The Issuer shall within 10 days after written demand therefor, pay to the Trustee (or the Trustee may charge to the Issuer) all of the reasonable out-of-pocket fees, costs and expenses (including the reasonable out-of-pocket fees and expenses of the Trustee’s counsel) which the Trustee may incur in connection with (i) the administration of this Indenture, (ii) the exercise or enforcement of any of the rights of the Trustee hereunder or (iii) the failure by the Issuer to perform or observe any of the provisions hereof.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

The obligations of the Issuer and the Guarantors under this Section 7.7 shall survive the satisfaction and discharge or termination for any reason of this Indenture or the resignation or removal of the Trustee.

To secure the Issuer’s and the Guarantors’ obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest, if any, on particular Notes.  Such Lien shall survive the satisfaction and discharge or termination for any reason of this Indenture and the resignation or removal of the Trustee.

In addition, and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

“Trustee” for the purposes of this Section 7.7 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder or under any Security Document; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

SECTION 7.8                                             Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Issuer in writing.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(a)                                   the Trustee fails to comply with Section 7.10 hereof;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)            a Custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of all outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Promptly after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7 hereof, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall deliver notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in aggregate principal amount of all outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9                                             Successor Trustee by Merger, Etc.

If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee or any Agent, as applicable.

SECTION 7.10                                       Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities.  The Trustee together with its affiliates shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(l), (2) and (5).  The Trustee is subject to TIA § 310(b) including the provision in § 310(b)(1); provided that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer or the Guarantors are outstanding if the requirements for exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11                                       Preferential Collection of Claims Against the Issuer.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12                                       Trustee’s Application for Instructions from the Issuer.

Any application by the Trustee for written instructions from the Issuer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than twenty Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 7.13                                       Limitation of Liability.

In no event shall the Trustee, in its capacity as such or as Collateral Agent, Paying Agent or Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.  The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.  The provisions of this Section shall survive satisfaction and discharge or the termination for any reason of this Indenture and the resignation or removal of the Trustee.

SECTION 7.14                                       Collateral Agent.

The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent as if the Collateral Agent were named as the Trustee herein and the Security Documents were named as this Indenture herein.

SECTION 7.15                                       Co-Trustees; Separate Trustee; Collateral Agent.

At any time or times, the Issuer, the Collateral Agent and the Trustee shall have power to appoint, and, upon the written request of (i) the Trustee or the Collateral Agent or (ii) the Holders of at least 25% of the outstanding principal amount at maturity of the Notes, the Issuer shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, or to act as separate trustee, co-collateral agent, sub-collateral agent or separate collateral agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.15.  If the Issuer does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee or the Collateral Agent alone shall have power to make such appointment.

Should any written instrument from the Issuer be requested by any co-trustee or separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request of such co-trustee or separate trustee or separate collateral agent, be executed, acknowledged and delivered by the Issuer.

Any co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent shall agree in writing to be and shall be subject to the provisions of the applicable Security Documents as if it were the Trustee thereunder (and the Trustee shall continue to be so subject).

Every co-trustee or separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(a)            The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

(b)           The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, or by the Trustee and such co-collateral agent, sub-collateral agent or separate collateral agent jointly as shall be provided in the instrument appointing such co-trustee, separate trustee or separate collateral agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent.

(c)            The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent appointed under this Section 7.15, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent without the concurrence of the Issuer.  Upon the written request of the Trustee, the Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal.  A successor to any co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 7.15.

(d)           No co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent hereunder shall be liable by reason of any act or omission of the Trustee, or any other such trustee, co-trustee, separate trustee, co-collateral agent, sub-collateral agent or separate collateral agent hereunder.

(e)            The Trustee shall not be liable by reason of any act or omission of any co-trustee, separate trustee, co-collateral agent, sub-collateral agent or separate collateral agent.

(f)            Any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent, as the case may be.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1                                             Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2                                             Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “legal defeasance”).  For this purpose, legal defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and the Note Guarantees, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Notes, Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.4(l); (b) the Issuer’s obligations with respect to such Notes under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10 and 4.2 hereof; (c) the rights, powers, trusts, benefits and immunities of the Trustee, including without limitation thereunder, under Section 7.7, 8.5 and 8.7 hereof and the Issuer’s obligations in connection therewith; (d) the Issuer’s rights pursuant to Section 3.7; and (e) the provisions of this Article VIII.  Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

The Issuer and the Guarantors may terminate the obligations under this Indenture and the Security Documents (a “Discharge”) when:

(1)           either:  (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(2)           the Issuer has paid or caused to be paid all other sums then due and payable under this Indenture by the Issuer;

(3)           the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(4)           the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(5)           the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel reasonably acceptable to the Trustee, each stating that all conditions precedent under this Indenture relating to the Discharge have been complied with.

SECTION 8.3                                             Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.3, 4.4, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 (except with respect to the corporate existence of the Issuer), 4.16, 4.17, 4.18, 4.19, 4.20, 4.21 and 4.22 hereof and clause (iii) of Section 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, covenant defeasance means that, with respect to the outstanding Notes, the Issuer or any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(3) or 6.1(5) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(4), 6.1(6), 6.1(7) and 6.1(9) hereof shall not constitute Events of Default.

SECTION 8.4                                             Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

In order to exercise either legal defeasance or covenant defeasance:

(1)           the Issuer must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes:  (A) money in an amount, or (B) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Issuer has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer) the redemption date thereof, as the case may be, in accordance with the terms of this Indenture and such Notes;

(2)           in the case of legal defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, legal defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, legal defeasance and discharge were not to occur;

(3)           in the case of covenant defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4)           no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);

(5)           such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Issuer is a party or by which the Issuer is bound; and

(6)           the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a legal defeasance need not to be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

SECTION 8.5                                             Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.6 hereof, all money and non-callable U.S. government obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust, shall not be invested, and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. government obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer and be relieved of all liability with respect to any money or non-callable U.S. government obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

SECTION 8.6                                             Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for one year after such principal and premium, if any, or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

SECTION 8.7                                             Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. government obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the

Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment `from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1                                             Without Consent of Holders.

Notwithstanding Section 9.2 of this Indenture, without the consent of any Holders, the Issuer, the Guarantors, the Trustee and the Collateral Agent, as applicable, at any time and from time to time, may enter into one or more indentures supplemental to, or otherwise amend, supplement or waive any provisions of, this Indenture, the Notes, the Note Guarantees and the Security Documents for any of the following purposes:

(1)           to evidence the succession of another Person to the Issuer or a Guarantor and the assumption by any such successor of the covenants of the Issuer or such Guarantor in this Indenture, the Notes, the Note Guarantees and the Security Documents, as applicable;

(2)           to add to the covenants of the Issuer for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer or any Guarantor, or to make any change that would provide any additional rights or benefits to the Holders;

(3)           to secure the Notes pursuant to the requirements of Section 4.12 or enter into, amend or supplement, or reflect the terms of, an Intercreditor Agreement;

(4)           to comply with the requirements of the Commission in order to effect or maintain qualification of this Indenture under the TIA;

(5)           to add additional Events of Default;

(6)           to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(7)           to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee or Collateral Agent;

(8)           to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture;

(9)           to add to the Collateral securing the Notes,

(10)         to add a Guarantor or to release a Guarantor in accordance with this Indenture;

(11)         to cure any ambiguity, defect, omission, mistake or inconsistency;

(12)         to make any other provisions with respect to matters or questions arising under this Indenture, provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Issuer;

(13)         to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of Notes” in the Offering Memorandum to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in the “Description of Notes;”

(14)         to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for the benefit of the Trustee on behalf of the Holders, as additional security for the payment and performance of all or any portion of the Note Obligations under this Indenture and the Notes, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to this Indenture, any of the Security Documents or otherwise; or

(15)         to provide for the release of Collateral from the Lien of this Indenture and the Security Documents when permitted or required by the Security Documents, or this Indenture.

SECTION 9.2                                             With Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Issuer, the Guarantors, the Trustee and the Collateral Agent, as applicable, may enter into an indenture or indentures supplemental to, or otherwise amend, supplement or waive, this Indenture, the Notes, the Note Guarantees or the Security Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Notes, the Note Guarantees or the Security Documents or of modifying in any manner the rights of the Holders under this Indenture, the Notes, the Note Guarantees or the Security Documents, including the definitions herein; provided, however, that no such supplemental indenture or other amendment, supplement or waiver shall, without the consent of the Holder of each outstanding Note affected thereby:

(1)           change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor,

(2)           reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture,

(3)           modify the obligations of the Issuer to make Offers to Purchase upon a Change of Control Triggering Event or from the Excess Proceeds of Asset Sales if such modification was done after the occurrence of such Change of Control Triggering Event or such Asset Sale,

(4)           subordinate, in right of payment, the Notes to any other Debt of the Issuer,

(5)           modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

(6)           release any Note Guarantees required to be maintained under this Indenture (other than in accordance with the terms of this Indenture).

In addition, any amendment or supplement to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Note Liens will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of all Holders waive any past default under this Indenture and its consequences, except a default:

(1)           in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Issuer), or

(2)           in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

SECTION 9.3                                             Compliance with TIA.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4                                             Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver.  If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished for the Trustee prior to such solicitation pursuant to Section 2.5 hereof or (ii) such other date as the Issuer shall designate.

SECTION 9.5                                             Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

After any amendment, supplement or waiver becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment, supplement or waiver.  The failure to give such notice shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6                                             Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuer and the Guarantors may not sign an amendment or supplemental indenture until their respective Boards of Directors approve it.  In signing or refusing to sign any amendment or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent thereto have been met or waived, that such amendment or supplemental indenture is not inconsistent herewith, and that it will be valid and binding upon the Issuer in accordance with its terms.

ARTICLE X

SECURITY

SECTION 10.1                                       Security Documents; Additional Collateral.

(a)                                  Security Documents.  In order to secure the due and punctual payment of the Note Obligations, in the case of the Issuer, and the Note Guarantees in Article XII hereof, in the case of the Guarantors, when and as the same shall be due and payable, the Issuer, the Guarantors, the Collateral Agent and/or the other parties thereto have simultaneously with the execution of this Indenture entered or, in accordance with the provisions of Section 4.20, Section 4.22, Section 4.23, this Article X and Article XI and applicable provisions of the Security Documents will enter into the Pledge Agreement and the Foreign Law Security Documents or other grants or transfers of security to create the Security Interests securing such obligations and for other matters.  The Issuer shall, and shall cause each Restricted Subsidiary to, and each Restricted Subsidiary shall, do all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) and execute, acknowledge and deliver to the Collateral Agent such assignments, transfers, assurances or other instruments and do all other actions as are necessary or required by, at or prior to the times required hereby or by the Security Documents, to maintain (at the sole cost and expense of the Issuer and its Restricted Subsidiaries) the Security Interest created by the Security Documents in the Collateral (other than with respect to any Collateral the Security Interest in which is not required to be perfected under the Security Documents) as a perfected first priority Security Interest subject only to Permitted Collateral Liens.

(b)                                 Additional Collateral.  Concurrently with the acquisition, directly or indirectly, by the Issuer or any Guarantor of any asset or property of the type which constitutes Collateral:

(i)                                     the Issuer or applicable Guarantor, as the case may be, and the Collateral Agent shall enter into such amendments or supplements to the Security Documents or such additional Security Documents, and, at or prior to the times required by this Indenture or the Security Documents, the Issuer shall cause such amendments, supplements and other Security Documents to be filed and recorded in all such governmental offices as shall be necessary in order to grant and create a valid first priority Lien on and security interest in such after-acquired property in favor of the Collateral Agent (subject to no Liens except Permitted Collateral Liens) and the Issuer shall complete all other actions necessary to perfect the Collateral Agent’s Security Interest in such property in accordance with the provisions hereof and the provisions of the applicable Security Documents; and

(ii)               the Issuer or applicable Guarantor, as the case may be, shall also deliver to the Trustee and Collateral Agent the following:

(A)                              an Opinion of Counsel required pursuant to Section 10.2 below;

(B)                                an Officers’ Certificate of the Issuer stating that any specific Liens on such property are Permitted Collateral Liens;

(C)                                evidence of payment or a closing statement indicating payments to be made of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee and Collateral Agent (and any local counsel) that may be incurred to validly and effectively subject such property to the Lien of any applicable Security Document to perfect such Liens; and

(D)                               UCC, judgment, bankruptcy, tax lien and intellectual property searches confirming that such property is subject to no Liens other than Permitted Collateral Liens; and

(iii)                               the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate to the effect that the documents that have been or are therewith delivered to the Trustee pursuant to this Section 10.1(b) (including any amendments, supplements or other Security Documents referred to in paragraph (i) above) conform to the requirements of this Indenture.

SECTION 10.2                                       Recording, Registration and Opinions.

Except to the extent not required at such time by the provisions of Section 314(b) of the TIA (including by virtue of any Commission regulation or interpretation (including any no-action letter issued by the Staff of the Commission, whether issued to the Issuer or any other Person)), the Issuer and the Guarantors shall furnish to the Trustee at least thirty (30) days prior to the anniversary of the Issue Date in each year, beginning with 2011, an Opinion of Counsel, dated as of such date, either (i) (x) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording, and refiling of this Indenture or the Security Documents, as applicable, as are necessary to maintain the perfected Note Liens under applicable law other than any action as described therein to be taken and such opinion may refer to prior Opinions of Counsel, contain qualifications and exceptions and rely on an Officers’ Certificate of the Issuer, and (y) stating that on the date of such Opinion of Counsel, all financing statements, financing statement amendments and continuation statements have been or will be executed and filed that are necessary, as of such date or promptly thereafter and during the succeeding 12 months, fully to maintain the perfection of the security interests of the Collateral Agent securing Note Obligations with respect to the Collateral and such Opinion of Counsel may contain qualifications and exceptions and may rely on an Officers’ Certificate; provided that if there is a required filing of a continuation statement or other instrument within such 12 month period and such continuation statement or amendment is not effective if filed at the time of the opinion, such opinion may so state and in that case the Issuer and the Guarantors shall cause a continuation statement or amendment to be timely filed so as to maintain such Note Liens and security interests created thereby or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Note Liens or security interests.

SECTION 10.3                                       Releases of Collateral.

The Note Liens and the Note Guarantees will, upon compliance with the conditions precedent to the release of the Collateral together with such documentation, if any, as may be required by the TIA and this Indenture, automatically and without the need for any further action by any Person be released so long as such release is otherwise in compliance with the TIA:

(a)                                   in whole or in part, as applicable, as to all or any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(b)                                  in whole, as to all property subject to such Liens, upon:

(i)                                    payment in full of the principal of, accrued and unpaid interest and premium on the Notes; or

(ii)                                 satisfaction and discharge of this Indenture under Section 8.2 hereof; or

(iii)                              legal defeasance or covenant defeasance of this Indenture under Article VIII hereof;

(c)                                   in part, as to any property that (a) is sold, transferred or otherwise disposed of by the Issuer or Restricted Subsidiary in a transaction not prohibited by this Indenture or the relevant Security Documents, at the time of such sale, transfer or disposition, to the extent of the interest sold, transferred or disposed of or (b) is owned or at any time acquired by a Guarantor that has been released from its Note Guarantee, concurrently with the release of such Note Guarantee in each case;

(d)                                  pursuant to any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from Note Liens, with the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding; or

(e)                                   in part, in accordance with the applicable provisions of the Security Documents.

If any Collateral is released in accordance with any of the Security Documents (other than as otherwise permitted by this Indenture) and if the Issuer or the applicable Guarantor has delivered the certificates and documents required by the Security Documents, the Trustee will determine whether it has received all documentation required by Section 314(d) of the TIA in connection with such release.

The Capital Interests of any Subsidiary of the Issuer will constitute Collateral securing the Notes and the related Note Guarantees only to the extent that such Capital Interests can secure such Notes and Note Guarantees without Rule 3-16 of Regulation S-X (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the Commission (or any other governmental agency). In the event that Rule 3-16 of Regulation S-X requires or is amended, modified or interpreted by the Commission to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Commission (or any other governmental agency) of separate financial statements of any such Subsidiary due to the fact that such Subsidiary’s Capital Interests secure the Notes and the related Note Guarantees, then such Capital Interests shall automatically be deemed not to be part of the Collateral securing the Notes and Note Guarantees (but only to the extent necessary to not be subject to such requirement). In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to release the security interests on the Capital Interests that are so deemed to no longer constitute part of the Collateral.

In the event that Rule 3-16 of Regulation S-X is amended, modified or interpreted by the Commission to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Interests to secure the Notes and the related Note Guarantees in excess of the amount then pledged without the filing with the Commission (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Interests of such Subsidiary shall automatically be deemed to be a part of the Collateral securing the Notes and Note Guarantees (but only to the extent such Subsidiary would not be subject to any such financial statement requirement and in no event in excess of the portion of such Capital Interests then-required to be pledged as Collateral pursuant to this Indenture and the Security Documents). In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to subject to the Liens under the Security Documents such additional Capital Interests.

In the event that the portion of Capital Interests of any Subsidiary of the Issuer pledged as Collateral at any time exceeds the portion then-required to be pledged as Collateral pursuant to this Indenture and the Security Documents, such excess portion of such Capital Interests shall automatically be deemed not to be part of the Collateral securing the Notes and Note Guarantees.  In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to release the security interests on the Capital Interests that are so deemed to no longer constitute part of the Collateral.

SECTION 10.4                                       Form and Sufficiency of Release.

In the event that either Issuer or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that, under the terms of this Indenture may be sold, exchanged or otherwise disposed of by the Issuer or any Guarantor, or in the event that any Security Document calls for any release of any Collateral (including, without limitation, any automatic release) and the Issuer or such Guarantor requests the Collateral Agent to release any Collateral or furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture, the applicable Note Guarantee and the Security Documents, upon receipt of an Officers’ Certificate and Opinion of Counsel to the effect that such release complies with Section 10.3 and specifying the provision in Section 10.3 pursuant to which such release is being made (upon which the Collateral Agent may conclusively and exclusively rely) the Collateral Agent shall release and deliver such released Collateral and execute, acknowledge and deliver to the Issuer or such Guarantor such an instrument in the form provided by the Issuer, and providing for release without recourse, promptly after satisfaction of the conditions set forth herein for delivery of such release and shall take such other action as the Issuer or such Guarantor may reasonably request and as necessary to effect such release.  Before so releasing and delivering such Collateral or executing, acknowledging or delivering any such instrument, the Collateral Agent shall be furnished with an Officer’s Certificate and an Opinion of Counsel (on which the Collateral Agent shall be entitled to conclusively and exclusively rely) each stating that such release is authorized and permitted by the terms hereof and the Security Documents and that all conditions precedent with respect to such release have been complied with.  Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and the Security Documents.

SECTION 10.5                                       Possession and Use of Collateral.

Subject to and in accordance with the provisions of this Indenture and the Security Documents, so long as the Trustee has not exercised rights or remedies with respect to the Collateral in connection with an Event of Default that has occurred and is continuing, the Issuer and the Guarantors shall have the right to remain in possession and retain exclusive control of and to exercise all rights with respect to the Collateral (other than (i) Trust Monies held by the Trustee, (ii) other monies or Eligible Cash Equivalents deposited pursuant to Article VIII, (iii) Collateral comprised of certificated Capital Interests and (iv) other than as set forth in the Security Documents or this Indenture), to alter any Collateral so long as such alterations do not in any material respect impair the Lien of the Security Documents thereon, do not otherwise allow any Liens thereon other than Permitted Collateral Liens and otherwise comply with Section 10.7 hereof, and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.

SECTION 10.6                                       Specified Releases of Collateral.

(a)                                  Satisfaction and Discharge; Defeasance.  The Issuer and the Guarantors shall be entitled to obtain a full release of all of the Collateral from the Liens of this Indenture and of the Security Documents upon payment in full of all principal, premium, if any, interest and Additional Interest, if any, on the Notes and of all Obligations for the payment of money due and owing to the Trustee or the Holders, or upon compliance with the conditions precedent set forth in Article VIII for legal defeasance or covenant defeasance.  Upon delivery by the Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers’ Certificate and Opinion of Counsel required by Article VIII), together with such documentation, if any, as may be required by the Trustee or the TIA (including, without limitation, TIA § 314(d)) prior to the release of such Collateral, the Trustee shall forthwith take all necessary action (at the request of and the expense of the Issuer) to release and reconvey to the Issuer and the applicable Guarantors without recourse all of the Collateral, and shall deliver such Collateral in its possession to the Issuer and the applicable Guarantors including, without limitation, the execution and delivery of releases and satisfactions wherever required.

(b)                                 Dispositions of Collateral in Connection with Asset Sales.  The Issuer and each of the Guarantors, as the case may be, shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral (other than Trust Monies) (the “Released Collateral”) subject to an Asset Sale upon compliance with the conditions precedent that the Issuer shall have delivered to the Trustee the following:

(i)                                     A notice from the Issuer requesting release of Released Collateral (a “Issuer Notice”), such Issuer Notice (A) specifically describing the proposed Released Collateral, (B) specifying the Fair Market Value of such Released Collateral on a date within 60 days of the Issuer Notice (the “Valuation Date”), (C) stating that the consideration to be received is at least equal to the Fair Market Value of the Released Collateral, (D) stating that the release of such Released Collateral shall not materially and adversely impair the value of the remaining Collateral, taken as a whole, or interfere with or impede the Trustee’s ability to realize the value of the remaining Collateral and shall not impair the maintenance and operation of the remaining Collateral, (E) confirming the sale of, or an agreement to sell, such Released Collateral in a bona fide sale to a Person that is not an Affiliate of the Issuer or, in the event that such sale is to a Person that is an Affiliate of the Issuer, confirming that such sale is being made in accordance with Section 4.11, (F) certifying that such Asset Sale complies with the terms and conditions of this Indenture, including, without limitation, Section 4.10 hereof and (G) accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

(ii)                                  An Officers’ Certificate certifying that (A) such sale covers only the Released Collateral and complies with the terms and conditions of this Indenture, including, without limitation, Section 4.10 hereof, (B) all Net Cash Proceeds from the sale of any of the Released Collateral have been or will be applied pursuant to Section 4.10, (C) there is not, and shall not be, a Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale, (D) the release of the Released Collateral shall not result in a Default or Event of Default hereunder and (E) all conditions precedent in this Indenture and the Security Documents to such release have been complied with;

(iii)                               All documentation required by the TIA (including, without limitation, TIA § 314(d)), if any, prior to the release of Collateral by the Trustee and all documents required by Section 10.1 hereof; and

(iv)                              An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee in connection with such release conform to the requirements of this Indenture.

Upon compliance by the Issuer with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Issuer or the applicable Guarantor the Released Collateral without recourse by executing a release in the form provided by the Issuer or the applicable Guarantor and reasonably acceptable to the Trustee.

SECTION 10.7                                       Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority.

SECTION 10.8                                       Authorization of Actions to Be Taken by the Collateral Agent Under the Security Documents.

The Holders agree that the Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Collateral Agent by the Security Documents.  Furthermore, each Holder, by accepting such Note, consents to the terms of and authorizes and directs the Trustee (in each of its capacities) and the Collateral Agent to enter into and perform the Security Documents in each of its capacities thereunder.

SECTION 10.9                                       Authorization of Receipt of Funds by the Trustee Under the Pledge Agreement.

The Trustee is authorized to receive any funds for the benefit of holders distributed under the Security Documents to the Trustee, to apply such funds as provided in this Indenture and to make further distributions of such funds in accordance with the applicable provisions of Section 6.10.

SECTION 10.10                                 Powers Exercisable by Receiver or Collateral Agent.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article X upon the Issuer or any Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article X.

ARTICLE XI

APPLICATION OF TRUST MONIES

SECTION 11.1                                       Collateral Account.

On the Issue Date there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with the Collateral Agent the Collateral Account.  The Collateral Account shall be established and maintained by the Collateral Agent at the Corporate Trust Office of the Trustee.  All Trust Monies which are received by the Collateral Agent shall be deposited in the Collateral Account and thereafter shall be held by and under the sole dominion and control of the Collateral Agent for its benefit and for the benefit of the Secured Party as a part of the Collateral and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to any of the Security Documents, said Trust Monies shall be applied in accordance with the applicable provisions of Section 6.10; but prior to any such entry, sale or other disposition, all or any part of the Trust Monies held by the Collateral Agent may be withdrawn, and shall be released, paid or applied by the Collateral Agent in accordance with the terms of this Article.

SECTION 11.2                                       Investment of Trust Monies.

So long as no Default or Event of Default shall have occurred and be continuing, all or any part of any Trust Monies held by the Collateral Agent shall from time to time be invested or reinvested by the Collateral Agent in any Eligible Cash Equivalents pursuant to a request by the Issuer in the form of an Officers’ Certificate, which shall specify the Eligible Cash Equivalents in which such Trust Monies shall be invested and shall certify that such investments constitute Eligible Cash Equivalents; and the Collateral Agent shall sell any such Eligible Cash Equivalent only upon receipt of such a request by the Issuer specifying the particular Eligible Cash Equivalent to be sold.  So long as no Default or Event of Default occurs and is continuing, any interest or dividends accrued, earned or paid on such Eligible Cash Equivalents (in excess of any accrued interest or dividends paid at the time of purchase) that may be received by the Collateral Agent shall be forthwith paid to the Issuer.  Such Eligible Cash Equivalents shall be held by the Collateral Agent as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Eligible Cash Equivalents.

The Trustee and Collateral Agent shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this Section 11.2.

SECTION 11.3                                       Use of Trust Monies; Retirement of Notes.

The Collateral Agent shall apply Trust Monies to the payment of the principal of, premium, and interest on, any Notes, on any redemption date or the Maturity Date or to the redemption thereof or the purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, including, without limitation, pursuant to a Change of Control Offer, as the Issuer shall request in writing, upon receipt by the Trustee and the Collateral Agent of the following:

(a)                                   Board Resolutions of the Issuer directing the application pursuant to this Section 11.3 of a specified amount of Trust Monies and, in case any such monies are to be applied to payment, designating the Notes so to be paid and, in case any such monies are to be applied to the purchase of Notes, prescribing the method of purchase, the price or prices to be paid and the maximum aggregate principal amount of Notes to be purchased and any other provisions of this Indenture governing such purchase;

(b)                                  an Officers’ Certificate, dated not more than three days prior to the date of the relevant application, stating

(i)                               that no Default or Event of Default exists unless such Default or Event of Default would be cured thereby; and

(ii)                            that all conditions precedent and covenants herein provided for relating to such application of Trust Monies have been complied with; and

(c)                                   an Opinion of Counsel stating that the documents and the cash or Eligible Cash Equivalents, if any, which have been or are therewith delivered to and deposited with the Collateral Agent conform to the requirements of this Indenture and all conditions precedent herein provided for relating to such application of Trust Monies have been complied with.

Upon compliance with the foregoing provisions of this Section, the Collateral Agent shall apply Trust Monies as directed and specified by such Board Resolution.

A Board Resolution expressed to be irrevocable directing the application of Trust Monies under this Section 11.3 to the payment of the principal of, premium and interest on the Notes shall for all purposes of this Indenture be deemed the equivalent of the deposit of money with the Collateral Agent in trust for such purpose.  Such Trust Monies and any cash deposited with the Collateral Agent pursuant to paragraph (c) of this Section 11.3 for the payment of accrued interest shall not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Monies.

SECTION 11.4                                       Disposition of Notes Retired.

All Notes received by the Trustee and for whose purchase Trust Monies are applied under Section 11.3, if not otherwise cancelled, shall be promptly delivered to the Trustee for cancellation and destruction in accordance with the Trustee’s customary procedures.

ARTICLE XII

NOTE GUARANTEES

SECTION 12.1                                       Note Guarantees.

(a)                                  Each Guarantor hereby jointly and severally, fully, unconditionally and irrevocably guarantees the Notes and obligations of the Issuer hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that:  (i) the principal of and premium, if any and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.  Each of the Note Guarantees shall be a guarantee of payment and not of collection.

(b)                                 Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c)                                  Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Note Guarantee or as provided for in this Indenture.  Each of the Guarantors hereby agrees that, in the event of a default in payment of principal or premium, if any or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Note Guarantee without first proceeding against the Issuer or any other Guarantor.  Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(d)                                 If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect.  This paragraph (d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned.  This paragraph (d) shall survive the termination of this Indenture.

(e)                                  Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of the Note Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Note Guarantee of such Guarantor.

SECTION 12.2                                       Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 12.1, each Guarantor agrees that a notation of such Note Guarantee substantially in the form attached hereto as Exhibit B shall be endorsed on each Note authenticated and delivered by the Trustee.  Such notation of Note Guarantee shall be signed on behalf of such Guarantor by an officer of such Guarantor (or, if an officer is not available, by a board member or director) on behalf of such Guarantor by manual or facsimile signature.  In case the officer, board member or director of such Guarantor who shall have signed such notation of Note Guarantee shall cease to be such officer, board member or director before the Note on which such Note Guarantee is endorsed shall have been authenticated and delivered by the Trustee, such Note nevertheless may be authenticated and delivered as though the Person who signed such notation of Note Guarantee had not ceased to be such officer, board member or director.

Each Guarantor agrees that its Note Guarantee set forth in Section 12.1 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantors.

The failure to endorse a Note Guarantee shall not affect or impair the validity thereof.

SECTION 12.3                                       Severability.

In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.4                                       Limitation of Guarantors’ Liability.

Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance.  To effectuate the foregoing intention, the Trustee, the Holders and Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee, result in the obligations of such Guarantor under its Note Guarantee constituting a fraudulent transfer or conveyance.

SECTION 12.5                                       Guarantors May Consolidate, Etc., on Certain Terms.

Except as otherwise provided in Section 12.6, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless:

(1)                                  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(2)                                  either:

(A)          such Guarantor will be the surviving or continuing Person; or

(B)           the Person formed by or surviving any such consolidation or merger is another Guarantor or assumes all the obligations of such Guarantor under the Note Guarantee of such Guarantor, this Indenture, the Security Documents and the Registration Rights Agreement; and

(3)           the Issuer delivers, or causes to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, assumption or merger complies with the requirements of this Indenture.

In case of any such consolidation or merger and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles IV and V hereof, and notwithstanding clauses (1) and (2) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

SECTION 12.6                                       Releases Following Sale of Assets.

Any Guarantor shall be released and relieved of any obligations under this Note Guarantee, in connection with (i) any sale of all of the Capital Interests of a Guarantor by the Issuer or any Subsidiary of the Issuer to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary or (ii) any sale or other disposition by the Issuer or any Subsidiary of the Issuer of all or substantially all of the assets of a Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, then in each case such Guarantor (or the Person concurrently acquiring such assets of such Guarantor) shall be released and relieved of any obligations under its Note Guarantee and any liens granted thereby in support thereof; provided that (A) the Net Cash Proceeds of such sale or other disposition are applied in accordance with Section 4.10 and (B) the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuer in accordance with the provisions of this Indenture, including without limitation Section 4.10.  Upon delivery to the Trustee of such Officers’ Certificate and Opinion of Counsel, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

Any Guarantor not released from its obligations under this Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XII.

SECTION 12.7                                       Release of a Guarantor.

Any Guarantor that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary in accordance with the terms of this Indenture shall, at such time, be deemed automatically and unconditionally released and discharged of its obligations under its Note Guarantee without any further action on the part of the Trustee or any Holder.  The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of the Issuer’s request for such release accompanied by an Officers’ Certificate certifying as to the compliance with this Section 12.7.  Any Guarantor not so released shall remain liable for the full amount of principal of and interest on the Notes as provided in its Note Guarantee.

SECTION 12.8                                       Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 12.9                                       Future Guarantors.

Each Person that is required to become a Guarantor after the Issue Date pursuant to Section 4.20 shall promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Person shall become a Guarantor. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Note Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.1                                       TIA Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

SECTION 13.2                                       Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others address:

If to the Issuer or any Guarantor:

KEMET Corporation 2835 KEMET Way Simpsonville, South Carolina 29681
Facsimile:	(864) 228-4161
Attention:	Chief Financial Officer

with a copy to:

Kirkland & Ellis LLP 300 North LaSalle Street Chicago, Illinois 60654
Facsimile:	(312) 862-2200
Attention:	H. Kurt von Moltke, P.C.
William R. Burke

If to the Trustee:

Wilmington Trust Company 1100 North Market Street
Wilmington, Delaware 19890 Facsimile: (302) 636-4145 Attention: Corporate Trust Administration

The Issuer, the Guarantors and the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders and the Trustee) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.

Any notice or communication to a Holder shall be sent electronically or mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so sent to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including notice of any redemption) to a Holder of a Global Note (whether by mail or otherwise) such notice shall be sufficiently given if given to the Depositary for such Note (or as designee) pursuant to the customary procedures of such Depositary.

If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt.

If the Issuer mails or delivers a notice or communication to Holders, it shall mail or deliver a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that, the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced on or before delivery of any such instructions or directions whenever a person is to be added or deleted from the listing.  If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the

Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions not-withstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 13.3                                       Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuer, the Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 13.4                                       Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture (other than the initial issuance of the Notes), the Issuer shall furnish to the Trustee upon request:

(a)            an Officers’ Certificate (which shall include the statements set forth in Section 13.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)           an Opinion of Counsel (which shall include the statements set forth in Section 13.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.5                                       Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)            a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.6                                       Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.7                                       No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, stockholder, member, general or limited partner or incorporator, past, present or future, of the Issuer or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Notes, any Note Guarantee or this Indenture or the Security Documents by reason of his, her or its status as such director, officer, employee, stockholder, member, general or limited partner or incorporator.

SECTION 13.8                                       Governing Law.

THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.  The parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Note Guarantees or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 13.9                                       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10                                 Successors.

All agreements of the Issuer and the Guarantors in this Indenture and the Notes and the Note Guarantees, as applicable, shall bind their respective successors and assigns.  All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 13.11                                 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12                                 Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13                                 Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.14                                 Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 13.14.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof.  Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)           The ownership of Notes shall be proved by the Holder list maintained under Section 2.5 hereunder.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)           If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 13.15                                 Intercreditor Agreement.

In the event of any conflict between this Indenture and an Intercreditor Agreement entered into in accordance with the terms hereof, the provisions of such Intercreditor Agreement shall control.  The provisions of this Section 13.15 are solely for the benefit of the Trustee and the Holders and shall not give the Issuer or any Guarantor, its successors or assigns or any other person any rights vis-à-vis the Trustee or any Holder.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

KEMET CORPORATION

By:	/s/ William M. Lowe, Jr.
Name: William M. Lowe, Jr.
Title: EVP and CFO

GUARANTORS:

KEMET ELECTRONICS CORPORATION

By:	/s/ William M. Lowe, Jr.
Name: William M. Lowe, Jr.
Title: EVP and CFO

KEMET SERVICES CORPORATION

By:	/s/ Conrado Hinojosa
Name: Conrado Hinojosa
Title: President

KRC TRADE CORPORATION

By:	/s/ William M. Lowe, Jr.
Name: William M. Lowe, Jr.
Title: President

THE FOREST ELECTRIC COMPANY

By:	/s/ Charles C. Meeks, Jr.
Name: Charles C. Meeks, Jr.
Title: President

Signature Page to Indenture

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Michael G. Oller, Jr.
Name: Michael G. Oller, Jr.
Title: Assistant Vice President

Signature Page to Indenture

EXHIBIT A

FORM OF 10½% SENIOR NOTE

(Face of 10½% Senior Note)
10½% Senior Notes due 2018

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

[Restricted Notes Legend]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE KEMET CORPORATION (THE “ISSUER”) THAT (I) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(A) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF

APPLICABLE) OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (II) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (I) ABOVE.  NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

KEMET CORPORATION
10½% SENIOR NOTE DUE 2018

No. [A-1/S-1]	CUSIP: [144A - 488360AE8 / REG S. - U48789 AB4]
ISIN: [144A -US488360AE88 / REG S. - USU48789AB48]

KEMET Corporation promises to pay to Cede & Co. or registered assigns, the principal sum of [TWO HUNDRED AND THIRTY MILLION Dollars ($230,000,000)] on May 1, 2018.

Interest Payment Dates: May 1 and November 1, beginning November 1, 2010

Record Dates:  April 15 and October 15

Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under this Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

KEMET CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the 10½% Senior Notes due 2018
referred to in the within-mentioned Indenture:

Dated:  May 5, 2010

WILMINGTON TRUST COMPANY, not in its

individual capacity, but solely as Trustee

By:
Authorized Signatory

(Reverse of 10½% Senior Note)
10½% Senior Notes due 2018
KEMET CORPORATION

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                  Interest.

(a)                                  KEMET Corporation, a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at a rate of 10½% per annum.  The Issuer will pay interest in United States dollars (except as otherwise provided herein) semiannually in arrears on May 1 and November 1, commencing on November 1, 2010 or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including May 5, 2010.  The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

[(b)                        Registration Rights Agreement.  The Holders are entitled to the benefits of a Registration Rights Agreement, dated as of May 5, 2010, among the Issuer, the Guarantors party thereto and the Initial Purchasers.](1)

(2)                                  Method of Payment.  The Issuer will pay interest on the Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders at the close of business on the April 15 and October 15 preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes shall be payable as to principal, premium and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to the Issuer and the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(1)                                  To be included only in the Initial Notes on the Issue Date and any Additional Notes that bear the Restricted Note Legend.

Any payments of principal of and interest on this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3)                                  Paying Agent and Registrar.  Initially, Wilmington Trust Company, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer or any of its Restricted Subsidiaries may act in any such capacity.

(4)                                  Indenture.  The Issuer issued the Notes under an Indenture, dated as of May 5, 2010 (the “Indenture”), among the Issuer, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”).  To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions.

The payment of principal and interest on the Notes is unconditionally guaranteed on a senior basis by the Guarantors.

(5)                                   Optional Redemption.

(a)                                  The Notes may be redeemed, in whole or in part, at any time prior to May 1, 2014, at the option of the Issuer upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(b)                                 The Notes may be redeemed, at the option of the Issuer, in whole or in part, at any time on or after May 1, 2014, upon not less than 30 nor more than 60 days’ notice at the Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on May 1 of the years indicated:

Year	Redemption Price
2014	105.250%
2015	102.625%
2016 and thereafter	100.000%

(c)                                  Notwithstanding the foregoing, prior to May 1, 2013, the Issuer may, with the net proceeds of one or more Qualified Equity Offerings, redeem, on one or more occasions, in whole or in part, up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a Redemption Price equal to 110.500% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that at least 65% of the principal amount of Notes then outstanding (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Issuer or its Subsidiaries) and that any such redemption occurs within 90 days following the date of closing of any such Qualified Equity Offering.

(6)                                  Mandatory Redemption.  Except as set forth under Sections 3.9, 4.10 and 4.14 of the Indenture, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)                                   Repurchase at Option of Holder.

(a)                                  Upon the occurrence of a Change of Control, each Holder will have the right to require the Issuer to repurchase all or any part (equal to $2,000 and any integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase.  Within 30 days following any Change of Control, the Issuer will mail or deliver a notice to each Holder describing the transaction or transactions that constitute the Change of Control setting forth the procedures governing an Offer to Purchase upon a Change of Control Triggering Event required by the Indenture.

(b)                                 Upon the occurrence of certain Asset Sales, the Issuer may be required to offer to purchase Notes.

(c)                                  Holders that are the subject of an Offer to Purchase will receive notice of an Offer to Purchase pursuant to an Asset Sale or a Change of Control Triggering Event from the Issuer prior to any related Purchase Date and may elect to have such Notes purchased by completing the form titled “Option of Holder to Elect Purchase” appearing below.

(8)                                  Notice of Redemption.  Notice of redemption shall be delivered at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof), unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date, interest ceases to accrue on the Notes or portions hereof called for redemption.

(9)                                  Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in initial denominations of $2,000 and any integral multiple of $1,000 in excess thereof.  The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)                            Persons Deemed Owners.  The registered holder of a Note may be treated as its owner for all purposes.

(11)                            Amendment, Supplement and Waiver.  The Indenture, the Notes, the Note Guarantees and the Security Documents may be amended, supplemented or waived as provided in the Indenture.

(12)                            Defaults and Remedies.  The Events of Default relating to the Notes are defined in Section 6.1 of the Indenture.  If an Event of Default (other than an Event of Default specified in Section 6.1(8) of the Indenture with respect to the Issuer) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in Section 6.1(6) of the Indenture has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.1(6) of the Indenture shall be remedied or cured by the Issuer or a Restricted Subsidiary of the Issuer or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in Section 6.1(8) of the Indenture occurs with respect to the Issuer, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.

(13)                            Trustee Dealings with The Issuer.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer, the Guarantors or their respective Affiliates, and may otherwise deal with the Issuer, the Guarantors or their respective Affiliates, as if it were not the Trustee.

(14)                            No Recourse Against Others.  No director, officer, employee, stockholder, member, general or limited partner or incorporator, past, present or future, of the Issuer or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Notes, any Note Guarantee or the Indenture or the Security Documents by reason of his, her or its status as such director, officer, employee, stockholder, member, general or limited partner or incorporator.

(15)                            Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)                            Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)                            CUSIP, ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

KEMET Corporation
2835 KEMET Way
Simpsonville, South Carolina 29681
Facsimile:  (864) 228-4161
Attention:  Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 (Asset Sale) or 4.14 (Change of Control) of the Indenture, check the box below:

☐ Section 4.10      ☐ Section 4.14

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, state the amount you elect to have purchased:  $[                 ]

Date:	Your Signature:
(Sign exactly as your name appears on the Note)

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

CERTIFICATE TO BE DELIVERED UPON
EXCHANGE OR REGISTRATION
OF TRANSFER RESTRICTED NOTES

KEMET Corporation
2835 KEMET Way
Simpsonville, South Carolina  29681
Facsimile:  (864) 228-4161
Attention:  Chief Financial Officer

Wilmington Trust Company
1100 North Market Street

Wilmington, Delaware 19890
Facsimile: (302) 636-4145
Attention: Corporate Trust Administration

Re:	KEMET Corporation 10½% Senior Notes due 2018
CUSIP # [ ]

Reference is hereby made to that certain Indenture dated May 5, 2010 (the “Indenture”) among KEMET Corporation (the “Issuer”), the Guarantors party thereto and Wilmington Trust Company, as trustee (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $              principal amount of Notes held in (check applicable space) [   ] book-entry or [   ] definitive form by the undersigned.

The undersigned                                      (transferor) (check one box below):

☐            hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture;

☐            pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

☐            hereby requests the Trustee to exchange or register the transfer of a Note or Notes to                           (transferee).

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the applicable periods referred to in Rule 144 under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

(1)           ☐            to the Issuer or any of its subsidiaries; or

(2)           ☐            inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

(3)           ☐            outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Signature

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]

Dated:

NOTICE: To be executed by an executive officer

SCHEDULE OF EXCHANGES OF 10½% SENIOR NOTES DUE 2018

The following exchanges of a part of this Global Note for other 10½% Senior Notes due 2018 have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Custodian

EXHIBIT B

FORM OF NOTATIONAL GUARANTEE

The Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under that certain Indenture, dated as of May 5, 2010, by and among KEMET Corporation (the “Issuer”), the Guarantors party thereto and the Trustee (as amended and supplemented from time to time, the “Indenture”) and any additional Guarantors) has guaranteed the Notes and the obligations of the Issuer under the Indenture, which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes of the Issuer, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article XII of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Note Guarantee or the Indenture.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article XII of the Indenture and reference is hereby made to such Indenture for the precise terms of this Note Guarantee.

No stockholder, employee, officer, director or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Note Guarantee by reason of his or its status as such stockholder, employee, officer, director or incorporator.

This is a continuing Note Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Issuer’s obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Note Guarantee of payment and not of collectibility.

This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.  The Obligations of each Guarantor under its Note Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE XII OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

B-1

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of

[NAME OF GUARANTOR]

By:
Name:
Title:

B-2

EXHIBIT C

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]

KEMET Corporation
2835 KEMET Way
Simpsonville, South Carolina  29681
Facsimile:  (864) 228-4161
Attention:  Chief Financial Officer

Wilmington Trust Company
1100 North Market Street

Wilmington, Delaware 19890
Facsimile: (302) 636-4145
Attention: Corporate Trust Administration

Re:                               KEMET Corporation 10½% Senior Notes due 2018 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $                 aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

C-1

EXHIBIT D

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S]

KEMET Corporation
2835 KEMET Way
Simpsonville, South Carolina  29681
Facsimile:  (864) 228-4161
Attention:  Chief Financial Officer

Wilmington Trust Company
1100 North Market Street

Wilmington, Delaware 19890
Facsimile: (302) 636-4145
Attention: Corporate Trust Administration

Re:                               KEMET Corporation 10½% Senior Notes due 2018 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $                 aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)           the offer of the Notes was not made to a person in the United States;

(2)           either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)           no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b) or Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be.

D-1

The Issuer and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

D-2